As filed with the Securities and Exchange Commission on August 29, 2005.

==============================================================================

             U.S. Securities and Exchange Commission
                      Washington, D.C. 20549

                     POST EFFECTIVE AMENDMENT NO. 1
                              FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                          GOLD STANDARD, INC.
                          -------------------
          (Name of Small Business Issuer in its Charter)


        UTAH                         1040                     87-0302579
        ----                         ----                     ----------
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)


                      136 South Main Street, Suite 712
                        Salt Lake City, Utah 84101
                             (801) 328-4452
                             --------------
       (Address and telephone number of principal executive offices)

                      136 South Main Street, Suite 712
                        Salt Lake City, Utah 84101
                        --------------------------
                  (Address of principal place of business
                  or intended principal place of business)

                             Scott L. Smith
                      136 South Main Street, Suite 712
                        Salt Lake City, Utah 84101
                              (801) 328-4452
                              --------------
         (Name, address and telephone number of agent for service)

                                 Copies to:
                          Branden T. Burningham, Esq.
                         455 East 500 South, Suite 205
                          Salt Lake City, Utah 84111
                               (801) 363-7411
Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 (the Securities Act ), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

==============================================================================

                        CALCULATION OF REGISTRATION FEE

Title of
Each                    Proposed      Proposed
Class of                Maximum       Maximum
Securities              Amount of     Offering    Aggregate      Amount of
to be                   shares to be  Price per   Offering       Registration
Registered              Registered    Share (1)   Price (1)      Fee
==============================================================================

Common Stock (1)        1,941,744      $0.34      $660,192.96    $83.65

==============================================================================

(1) These shares are registered on behalf of the selling stockholder and the offering price and gross offering proceeds are estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act on the basis of the average of the bid and asked prices of our common stock as quoted on the OTC Electronic Bulletin Board of the National Association of Securities Dealers, Inc. or the NASD on the business day immediately prior to the filing of this registration statement.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED (THE SECURITIES ACT ), OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                                 PROSPECTUS

                             GOLD STANDARD, INC.

       1,941,744 Shares of Common Stock Offered by a Selling Stockholder

     This prospectus covers an aggregate of 1,941,744 shares of our common stock that the selling stockholder may sell.

     Our common stock is quoted on the OTC Bulletin Board of the NASD under the symbol "GSDD." On August 10, 2005, the last sale price of our common stock as quoted on the OTC Bulletin Board was $0.06.

     These securities involve a high degree of risk. See the caption Risk Factors, beginning on page 3 of this prospectus.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved any of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

     No person is authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security in any circumstances in which such offer or solicitation is unlawful. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to its date.

     The date of this prospectus is __________, 2005.

                         TABLE OF CONTENTS

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . . 3

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

Forward-Looking Information . . . . . . . . . . . . . . . . . . . . . .12

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

Determination of Offering Price and Dilution. . . . . . . . . . . . . .13

Selling Security Holder  . . . . . . . . . . . . . . . . . . . . . . . 13

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . 14

Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . .17

Directors, Executive Officers, Promoters and Control Persons . . . . . 17

Security Ownership of Certain Beneficial Owners and Management . . . . 19

Description of Securities . . . . . . . . . . . . . . . . . . . . . . .20

Interest of Named Experts and Counsel . . . . . . . . . . . . . . . . .23

Disclosure of Commission Position on Indemnification for Securities . .23 Act Liabilities

Description of Business . . . . . . . . . . . . . . . . . . . . . . .  24

Management's Discussion and Analysis or Plan of Operation . . . . . . .28

Certain Relationships and Related Transactions . . . . . . . . . . . . 32

Market for Common Equity and Related Stockholder Matters . . . . . . . 33

Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . 35

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . 37

Changes in and Disagreements with Accountants on Accounting and . . . .37
Financial Disclosure

Available Information . . . . . . . . . . . . . . . . . . . . . . . . .37

                              PROSPECTUS SUMMARY
                              GOLD STANDARD, INC.
                              -------------------

                                 The Company
                                 -----------

     This section is a summary of the principal features of this prospectus. The information in this section is a summary and therefore does not contain all of the information that you should consider before purchasing the Company's securities. You should read the entire prospectus carefully, including the Risk Factors section and the detailed financial information.

     Gold Standard, Inc., a Utah corporation ( Gold Standard,   we  or  us )
owns certain mineral rights in Brazil. Until recently, we carried out our exploration activities through our wholly-owned Brazilian subsidiary, Gold Standard Minas, S.A. Until December, 2004, when these operations were suspended, exploration activities in Brazil were carried on through our wholly-owned Brazilian subsidiary, Gold Standard Minas, S.A.

     To conduct its exploration activities in Brazil, Gold Standard Minas maintained offices in Curitiba, Parana, Brazil. Gold Standard Minas had seven employees as of October 31, 2004, consisting of senior and junior geologists, technicians, prospectors and laborers. All employees of Gold Standard Minas were Brazilian nationals. If exploration activities are resumed, this may or may not be the case. As of April 30, 2005, Gold Standard Minas had ceased operations and had no employees.

     We have two other subsidiaries, both of which are non-operating. Gold Standard South was organized for the purpose of carrying on a property acquisition and gold exploration program in the country of Uruguay. Tormin, S.A., at one time, held certain mineral exploration concessions in Uruguay; the operations ceased for these two subsidiaries in prior years.
     For the past fiscal year, we have been exploring opportunities to merge or combine with another operating business in an attempt to diversify our operations and capitalize on our status as a publicly held company. We currently intend to continue our efforts in this regard.

     Our offices are located at 136 South Main Street, Suite 712, in Salt Lake City, Utah 84101 where we rent office space on a month-to-month basis. In addition to the President, Scott L. Smith, we have two part-time employees located in Salt Lake City, Utah, both of whom serve at this location.

                                 The Offering
                                 ------------

Securities offered by us . . . .None.

Securities that may be sold
by a stockholder . . . . . . . .1,941,744 shares of our common stock.

Use of proceeds . . . . . . . . We will not receive any money from the selling stockholder when they sell shares of our common stock.

Offering Price . . . . . . . . .Market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, all of which may change.

Transfer Agent . . . . . . . . .American Registrar & Transfer, 342 East 900
                                South, Salt Lake City, Utah 84111,
                                Telephone No. 801-363-9065, serves as the transfer agent and registrar for our outstanding securities.

     We have agreed to pay all costs and expenses relating to the registration of our common stock. The selling stockholder will only be responsible for any commissions, taxes, attorney's fees and other charges relating to the offer or sale of these securities. The selling stockholder may sell its common stock through one or more broker/dealers, and these broker/dealers may receive customary compensation in the form of underwriting discounts, concessions or commissions from the selling stockholder as they shall agree.

                             RISK FACTORS
                             ------------

     You should carefully read our entire prospectus and consolidated financial statements and related notes.

     Our present and intended business operations are highly speculative and involve substantial risks. Only investors who can bear the risk of losing their entire investment should consider buying our shares. Among the risk factors that you should consider are the following:

     Gold Standard and its subsidiaries (collectively, the Company ) seek to acquire, lease and sell hard mineral properties and, if warranted, develop those properties which have the most economic potential. The Company also seeks opportunities for joint ventures or other financial arrangements with other companies to develop and/or operate the properties controlled by the Company or in which it has an interest. However, in December, 2004, the Company discontinued its only material operations, which consisted of exploration activities on certain properties in Brazil. It currently has no development or other operations.

                   We Face Risks Related to our Business
                   -------------------------------------

Our independent auditors have expressed doubt about our ability to continue as a going concern.
-------------------

     The report of our independent auditors with respect to our financial statements for the fiscal year ended October 31, 2004, expresses substantial doubt about our ability to continue as a going concern. Our independent auditors have noted that we have suffered recurring losses from operations and have insufficient assets available to fund continued exploration activity on the mining properties in which we have an interest. We discontinued our Brazilian mineral exploration activities in December, 2004. If we are not able to obtain funding that is sufficient to offset our expenses or to locate another source of revenue, we will be unable to continue as a going concern.

Mineral exploration is highly speculative and frequently non-productive.
------------------------------------------------------------------------

     Mineral exploration and extraction is highly speculative, frequently nonproductive, and involves many risks, including, without limitation, unforeseen geological formations, cave-ins, environmental concerns and personal injury. Such risks can be considerable and may add unexpected expenditures or delays to our plans. Even if we are able to obtain funding that is sufficient to allow us to resume our exploration activities, we do not know whether Gold Standard's exploration efforts will be successful or that any potential production will be identified.

     An additional factor that will have an impact, is our use of the evaluation work of professional geologists, geophysicists, and engineers for estimates in determining whether to commence or continue exploration work. These estimates generally rely on scientific estimates and economic assumptions, which in some instances may not be correct, and could result in the expenditure of substantial amounts of money on a property before it can be determined whether or not the property contains economically recoverable mineralization. We are not able to determine at present whether or not, or the extent to which, such risks may adversely affect any future exploration program. Gold Standard does not know whether its mineral exploration will ultimately be successful or profitable.

Gold Standard has no proven or probable mineral reserves.
---------------------------------------------------------

     Gold Standard has not completed any geological testing that would establish whether proven or probable mineralization exists on the Brazilian property. Consequently, we do not yet know whether we can generate revenues or profits from this property. The economic viability of a mineral property cannot be determined until extensive exploration has been conducted. We do not know whether proven or probable ore reserves exist on the Brazilian property, or if we will ever realize any revenue from this property.

The market price for gold is highly volatile which could result in Gold Standard's operations proving economically unfeasible even if it is successful in its exploration efforts.
---------------------------

     Even if we are able to resume material operations and discover gold, the price of gold will materially affect our financial operations. Following deregulation, the market price for gold has been highly speculative and volatile. The price of gold reached a short-lived high in 1980 of slightly over $800 per once but over the last five years has averaged slightly over $350 per ounce. Volatility in the price of gold may effect the economic feasibility of our operations even if Gold Standard's exploration efforts are successful, given the recent market price for gold.

     The price of gold is affected by numerous factors beyond Gold Standard's control, including:

     * levels of supply and demand;

     * global and regional consumption patterns;

     * sales by government holders;

     * metal stock levels maintained by producers and others;

     * increased production due to new mine developments and improved mining and production methods;

     * speculative activities;

     * inventory carrying costs;

     * availability and costs of metal substitutes;

     * international economic and political conditions;

     * interest rates;

     * currency values; and

     * inflation.

     Declining market prices for gold could materially adversely affect our operations and profitability.

Any future foreign operations create additional risks.
------------------------------------------------------

     Until they ceased in December, 2004, the majority of Gold Standard's current operations were conducted in Brazil by its subsidiary, Gold Standard Minas. If we were to obtain sufficient funding to resume our exploration activities and if Gold Standard Minas were to discover a commercially viable ore body, all or most of its production and revenue would be expected to come from its Brazilian operations. These foreign operations would create many risks and uncertainties, including:

     * terrorism and hostage taking;

     * military repression;

     * expropriation or nationalization without adequate compensation;

     * difficulties enforcing judgments obtained in Canadian or United States courts against assets located outside of those jurisdictions;

     * labor unrest;

     * high rates of inflation;

     * extreme fluctuations in currency exchange rates; and

     * volatile local political and economic developments.

     In addition, local opposition to mine development projects has arisen in South America in the past, and such opposition has at times been violent. Although Gold Standard Minas' operations in Brazil have not resulted in any discernable local opposition, we can not assure you that no local opposition will arise in the future. If we were to experience resistance or unrest in connection with our foreign operations, it could have a negative effect on our operations and our profitability.

Governmental regulation will place additional burdens on our operations.
------------------------------------------------------------------------

     Any future exploration and development activities in Brazil will be subject to extensive Brazilian federal, state and local laws and regulations governing various matters, including:

     * environmental protection;

     * management and use of toxic substances and explosives;

     * management of natural resources;

     * exploration, development of mines, production, and post-closure reclamation;

     * exports;

     * price controls;

     * taxation;

     * labor standards and occupational health and safety, including mine safety; and

     * historic and cultural preservation.

     The costs associated with compliance with these laws and regulations are substantial and possible future laws and regulations, or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspensions of any future Brazilian operations and delays in the development of our properties. Moreover, these laws and regulations may allow governmental authorities and private parties to bring lawsuits based upon damages to property and injury to persons resulting from the environmental, health and safety impacts of our past and any future operations, and could lead to the imposition of substantial fines, penalties or other civil or criminal sanctions.

Mining activities contain inherent risks.
-----------------------------------------

     The operation and development of a mine or mineral property involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. These risks include:

     * environmental hazards;

     * industrial accidents and explosions;

     * the encountering of unusual or unexpected geological formations;

     * ground fall and cave-ins;

     * flooding;

     * earthquakes; and

     * periodic interruptions due to inclement or hazardous weather conditions.

     These occurrences could result in:

     * environmental damage and liabilities;

     * work stoppages and delayed production;

     * increased production costs;

     * damage to, or destruction of, mineral properties or production facilities;

     * personal injury or death;

     * asset write downs;

     * monetary losses; and

     * other liabilities.

     We may incur significant costs that could adversely affect our business, operations or profitability.

We may never find commercially viable gold reserves.
----------------------------------------------------

     Subject to our ability to raise funding that is sufficient to allow us to resume exploration activities on our Brazilian mining properties, our profitability will depend, in part, on the cost and success of such exploration and development program. Mineral exploration and development involve a high degree of risk and few properties that are explored are ultimately developed into producing mines. We can not assure you that any future mineral exploration and development activities will result in any discoveries of bodies of commercial mineralization. Nor can we provide any assurance that, even if we discover commercial quantities of mineralization, a mineral property will be brought into commercial production. Development of our mineral properties will follow only upon obtaining sufficient funding and satisfactory exploration results. Successful discovery of mineral deposits depends on many factors, including the technical skill of the exploration personnel involved. Once discovered, the commercial viability of a mineral deposit also depends on several factors, including:

     * size, grade and proximity of the deposit to infrastructure;

     * metal prices; and

     * government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection. Most of these factors are beyond our control. As a result, we can not assure you that any future exploration and development programs will yield commercially viable reserves. Unsuccessful exploration or development programs could have a material adverse impact on our operations and profitability.

Uncertainty in the calculation of mineral reserves, resources and gold recovery may lead to uncertainty over the profitability of our planned operations.
-----------

     There is a degree of uncertainty associated with the calculation of mineral reserves and mineral resources and corresponding grades being mined or dedicated to future production. Until mineral reserves or mineral resources are actually mined and processed, the quantity of mineral and reserve grades must be considered as estimates only. In addition, the quantity of mineral reserves and mineral resources may vary depending on, among other things, metal prices. Any material change in quantity of mineral reserves, mineral resources, grade or stripping ratio may affect the economic viability of our properties.

Inadequate infrastructure would have a negative effect on our operations.
-------------------------------------------------------------------------

     Mining, processing, development and exploration activities all depend on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important factors affecting capital and operating costs. Unusual or infrequent weather phenomena, sabotage, and government or other interference in the maintenance or provision of such infrastructure could adversely affect any future operations and profitability.

We do not currently have any smelter supply arrangements.
---------------------------------------------------------

     Subject to the receipt of funding sufficient to allow us to resume our exploration activities, if we are able to identify commercially viable quantities of gold, we will have to make supply arrangements with metal traders or integrated mining and smelting companies. We currently do not have any such arrangements and we can not assure you will be able to enter into any on terms that are favorable to us. In addition, should any such counter parties not honor supply arrangements, or should any of them become insolvent, we may be forced to sell any concentrates that we are able to produce in the spot market. Our future operating results may be materially adversely affected as a result.

Environmental hazards may have a negative effect on our operations.
-------------------------------------------------------------------

     All phases of our planned operations are subject to environmental regulation. Environmental legislation in Brazil and any other jurisdiction in which we may operate is evolving in a manner which will require stricter standards and will be subject to increased enforcement, fines and penalties for non-compliance; more stringent environmental assessments of proposed projects; and a heightened degree of responsibility for companies and their officers, directors and employees. Changes in environmental regulation, if any, may adversely affect our operations and profitability. In addition, environmental hazards may exist on our properties which are currently unknown to us. We may be liable for losses associated with such hazards, or may be forced to undertake extensive remedial cleanup action or to pay for governmental remedial cleanup actions, even in cases where such hazards have been caused by previous or existing owners or operators of the property, or by the past or present owners of adjacent properties or natural conditions. The costs of such cleanup actions may have a material adverse effect on any future operations and profitability.

Any limitations on our mineral exploration rights could harm our operations.
----------------------------------------------------------------------------

     The validity of mining or exploration rights, which constitute most of Gold Standard's property holdings, can be uncertain and may be contested. We have used our best efforts to investigate our rights and, to the best of our knowledge, our titles or claims are in good standing.
However, no assurance can be given that applicable governments will not revoke or significantly alter the conditions of the applicable exploration and mining titles or claims and that such titles or claims will not be challenged or impugned by third parties. Our past operations have been focused in Brazil, a country with developing mining laws. Changes in such laws could materially affect our exploration rights.

Because we have not yet identified any specific industry or business to acquire, our future is uncertain.
---------------------------------

     Part of our business strategy entails the acquisition of other businesses, in order to diversify our operations and take advantage of our status as a public company. However, to date, we have not identified any particular industry or business in which to concentrate our acquisition efforts. Accordingly, prospective investors currently have no basis to evaluate the comparative risks and merits of investing in the industry or business that we may acquire. If we acquire a business in a high risk industry, we will become subject to those risks. Similarly, if we acquire a financially unstable business or a business that is in the early stages of development, we will become subject to the many risks to which such businesses are subject. Although management intends to consider the risks inherent in any industry and business in which it may become involved, there can be no assurance that it will correctly assess those risks.

   There Are Substantial Risks Related to Our Common Stock and Management's
                 Percentage of Ownership of Our Common Stock
                 --------------------------------------------

Due to the instability in our common stock price, you may not be able to sell your shares at a profit.
------------------------

     The public market for our common stock is limited and volatile. Any future market price for our shares is likely to continue to be very volatile. In addition, the other risk factors disclosed in this prospectus may significantly affect our stock price. The historical volatility of our stock price may make it more difficult for you to resell shares when you want at prices you find attractive.

     In addition, the stock market in general has experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of these companies. These broad market and industry factors may reduce our stock price, regardless of our operating performance.

Because our common stock is penny stock, you may have greater difficulty selling your shares.
--------------------

     Our common stock is penny stock as defined in Rule 3a51-1 of the Securities and Exchange Commission. Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. In addition, Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. Compliance with these requirements may make it harder for our selling stockholders and other stockholders to resell their
shares.  For more information about  penny stocks,   see the heading  Penny
Stock  under the caption  Description of Securities.

The sale of already outstanding shares of our common stock could hurt our common stock market price.
--------------------------

     The number of our shares available for resale in the public market may exceed the number of shares that purchasers wish to buy. This imbalance may place downward pressure on our stock price.

    The number of free-trading shares will be increased by the 1,941,744 shares that may be offered by this prospectus. This increase in the number of shares that may be available for public trading may dramatically reduce the price of our common stock on the basis of supply and demand alone. In addition, a significant number of our other currently outstanding shares are eligible for public resale under Rule 144 of the Securities and Exchange Commission, and sales of these shares may also place downward pressure on our stock price.


                       FORWARD-LOOKING INFORMATION
                       ---------------------------

     This prospectus contains forward-looking statements.  These statements can be identified by the use of the forward-looking words
 anticipate,   estimate,   project,   likely,   believe,   intend,   expect,
or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors noted in this section and other cautionary statements throughout this prospectus and any prospectus supplement. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in this prospectus, a prospectus supplement, or any applicable filings materializes, or any other underlying assumptions prove incorrect, Gold Standard's actual results may vary materially from those anticipated, estimated, projected or intended.

                             USE OF PROCEEDS
                             ---------------

     We will not receive any part of the proceeds from sale of our common stock.

            DETERMINATION OF OFFERING PRICE AND DILUTION
            --------------------------------------------

     We will not receive any money from the selling stockholder when it sells its shares of common stock. The selling stockholder may sell all or any part of its shares in private transactions or in the over-the-counter market at prices related to the prevailing prices of our common stock at the time of negotiation. Because we cannot accurately predict the prices of these sales, we cannot accurately estimate the amount of any dilution that may result from the purchase price of any of these shares. Dilution is the difference between the price paid for the shares and our net tangible book value. The net tangible book value of our common stock on April 30, 2005, was $707 or $0.00007 per share, based upon 10,458,864 outstanding shares.
Net tangible book value per share is determined by subtracting our total liabilities from our total tangible assets and dividing the remainder by the number of shares of common stock outstanding. These computations do not include the estimated expenses of this offering of approximately $10,000. The offer and sale by the selling stockholder of outstanding common stock will not affect the net tangible book value of our common stock.

     We can not assure you that any public market for our common stock will equal or exceed the sales prices of the shares of common stock that our stockholders sell. Purchasers of our shares face the risk that their shares will not be worth what they paid for them.

                        SELLING SECURITY HOLDER
                        -----------------------

     On December 22, 2003, pursuant to an Agreement between us and FCMI Financial Corporation ( FCMI ), FCMI purchased 1,100,000 shares of our one mill ($0.001) par value common stock for an aggregate purchase price of $250,000, or $0.2273 per share. FCMI has held an additional 841,744 shares since before the date of the Agreement. This prospectus covers all 1,941,744 of these shares (collectively, the Shares ).

     The following table shows the following information about the selling stockholder:

          * the number of Shares of our common stock that the stockholder beneficially owned as of the business day immediately prior to the filing of our registration statement;

          *     the number of Shares covered by this prospectus; and

          * the number of Shares to be retained after this offering, if any.

                                               Common Stock (1)
                                               ----------------

                    Number and                              Number and
                    Percentage of                           Percentage of
                    Outstanding Shares  Number of Shares    Outstanding Shares
Name of Selling     Owned Prior to      Registered in       Beneficially Owned
Stockholder (2)     the Offering        the Offering        after the Offering
-----------         ------------        ------------        ------------------

FCMI Financial      1,941,744 -           1,941,744          0 - 0%
Corp.               19.1%

     (1) We assume no purchase in this offering by the selling stockholder of any shares of our common stock.

     (2) No director, advisory director, executive officer or any associate of any director, advisory director or executive officer has any interest, direct or indirect, by security holdings or otherwise, in the corporate selling stockholder.

                          PLAN OF DISTRIBUTION
                          --------------------

     We are registering the shares of our common stock covered by this prospectus.

     We will pay the costs, expenses and fees of registering our common stock. The selling stockholder will be responsible for any commissions, taxes, attorney's fees and other charges that it may incur in the offer or sale of these securities.

     The selling stockholder may sell our common stock at market prices prevailing at the time of the sale, at prices related to the prevailing market prices, at negotiated prices or at fixed prices, any of which may change.
It may sell some or all of its common stock through:

          * ordinary broker's transactions, which may include long or short sales;

          * purchases by brokers, dealers or underwriters as principal and resale by those purchasers for their own accounts under this prospectus;

          *     market makers or into an existing market for our common stock;

          *     transactions in options, swaps or other derivatives; or

          * any combination of the selling options described in this prospectus, or by any other legally available means.

     In addition, the selling stockholder may enter into hedging transactions with broker/dealers, who may engage in short sales of our common stock in the course of hedging the positions they assume. Finally, they may enter into options or other transactions with broker/dealers that require the delivery of our common stock to those broker/dealers. Subsequently, the shares may be resold under this prospectus.

     In its selling activities, the selling stockholder will have to comply with applicable provisions of the Securities Exchange Act of 1934, and its rules and regulations, including Regulation M. The Exchange Act and these rules and regulations may limit the timing of purchases and sales of our common stock by the selling stockholder.

     The selling stockholder and any broker/dealers involved in the sale or resale of our common stock may qualify as underwriters within the meaning of
Section 2(11) of the Securities Act. In addition, the broker/dealers' commissions, discounts or concessions may qualify as underwriters' compensation under the Exchange Act. If any broker/dealer or the selling stockholder qualifies as an underwriter, it will have to deliver our prospectus as required by Rule 154 of the Securities and Exchange Commission. In addition, any broker/dealer that participates in a distribution of these shares will not be able to bid for, purchase or attempt to induce any person to bid for or purchase any of these shares as long as the broker/dealer is participating in the distribution. The ability of participating broker/dealers to stabilize the price of our shares will also be restricted.

     If the selling stockholder sells our shares to or through brokers, dealers or agents, it may agree to indemnify these brokers, dealers or agents against liabilities arising under the Securities Act or the Exchange Act. We do not know of any existing arrangements between the selling stockholder and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of our common stock.

     In addition to selling its common stock under this prospectus, the selling stockholder may:

          * transfer its common stock in other ways not involving market makers or established trading markets, including by gift, distribution or other transfer; or

          * sell its common stock under Rule 144 of the Securities and Exchange Commission, if the transaction meets the requirements of Rule 144.

     We have advised the selling stockholder that during the time it is engaged in the distribution of our common stock that it owns, it must comply with Rule 10b-5 and Regulation M promulgated by the Securities and Exchange Commission under the Exchange Act. It must do all of the following under this Rule and Regulation:


          * not engage in any stabilization activity in connection with our common stock;

          * furnish each broker who may be offering our common stock on its behalf the number of copies of this prospectus required by each broker;

          * not bid for or purchase any of our common stock or attempt to induce any person to purchase any of our common stock, other than as permitted under the Exchange Act;

          *     not use any device to defraud;

          * not make any untrue statement of material fact or fail to state any material fact; and

          * not engage in any act that would operate as a fraud or deceit upon any person in connection with the purchase or sale of our shares.

     To the extent that the selling stockholder may be an affiliated purchaser as defined in Regulation M, it has been further advised of the requirements of Rule 10b-1, and that it must coordinate its sales under this prospectus with us for the purposes of Regulation M.

     To the extent required by the Securities Act, a supplemental prospectus will be filed, disclosing:

          *     the name of any broker/dealers;

          *     the number of securities involved;

          *     the price at which the securities are to be sold;

          * the commissions paid or discounts or concessions allowed to the broker/dealers, where applicable;

          * that the broker/dealers did not conduct any investigation to verify the information set out in this prospectus, as supplemented; and

          *     other facts material to the transaction.

     There is no guarantee that the selling stockholder will sell any of our common stock.
                        LEGAL PROCEEDINGS
                        -----------------

     We are not a party to any pending material legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against us. No director, executive officer or other person who may be deemed to be our affiliate or who is the owner of record or beneficially of more than five percent of our common stock is a party adverse to us or has a material interest adverse to us in any proceeding.

        DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
        ------------------------------------------------------------
     The following table sets forth the names of all of our current directors and executive officers. These persons will serve until the next annual meeting of our stockholders or until their successors are elected or appointed and qualified, or their prior resignations or terminations.

Directors and Executive Officers.
---------------------------------

Officer/
Director
Name             Age     Position                                       Since
----             ---     --------                                     --------

Scott L. Smith    78      Chairman of the Board, President, Principal    1972
                          Executive Officer, Treasurer, Principal
                          Financial Officer and Chief Accounting Officer
Bret C. Decker    50      Director, Vice President, Secretary            1996
Gerald L. Sneddon 74      Director                                       1996
Nilton P. Franke  50      Vice President                                 1997
Marlon U. Stones  60      Director                                       2004


     Scott L. Smith. Mr. Smith has been President and Chief Executive Officer of the Company for more than five years and serves as an officer and director of the Company's subsidiaries.

     Bret C. Decker. Mr. Decker has been a consultant and an officer of the Company for the past five years.

     Gerald L. Sneddon. Mr. Sneddon is a mining engineering consultant. He is also a director for two gold mining companies, Glamis Gold, Ltd. (a Nevada-based company listed on the New York Stock Exchange) and Chesapeake Gold Corp. (a Canadian company listed on the TSX Venture Exchange). Mr. Sneddon previously served as an Executive Vice President of MK Gold Corporation for more than five years.

     Nilton P. Franke. Mr. Franke has been a full-time geologic consultant to the Company for the past five years. He is the President of the Company's subsidiary company in Brazil, Gold Standard Minas, S.A. He was appointed to serve as the Company's Vice-President - Exploration, in 1997.

     Marlon U. Stones. Mr. Stones has been the President of Tri-Com Enterprises, Inc., a business communications and computer consulting firm located in Salt Lake City, Utah, for the past nine years.

Family Relationships.
---------------------

     There are no family relationships between any of our directors or executive officers.

Involvement in Certain Legal Proceedings.
-----------------------------------------

     During the past five years, none of our present or former directors,

executive officers or persons nominated to become directors or executive officers:

          * was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

          * was convicted in a criminal proceeding or named subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

          * was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

          * was found by a court of competent jurisdiction in a civil action, the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

     Audit Committee Financial Expert.
     ---------------------------------

     The Company does not have an audit committee or an audit committee
financial expert.   Thus, the Company's stock may not be listed on the
national securities exchange or by any national securities association. This will limit the ability of the Company's shareholders to sell their shares in these markets.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        --------------------------------------------------------------

     The following tables set forth certain information as of April 30, 2005 regarding beneficial ownership of the Company's common stock, by (i) each person (or group of affiliated persons) who is known by the Company to beneficially own more than 5% of the outstanding shares of the Company's common stock; (ii) each director and executive officer of the Company; and
(iii) all executive officers and directors of the Company as a group. Common stock is considered beneficially owned by a person if such person, directly or indirectly, through any contract, arrangement, understanding or otherwise, has or shares: (i) voting power for the stock; and/or (ii) investment power for the stock (including the power to dispose of the stock). Such beneficial ownership also includes stock that a person has the right to acquire within 60 days of April 30, 2005. Unless otherwise indicated, to the knowledge of the Company the persons or entities named in the table have sole voting and investment power with respect to all shares of stock beneficially owned by them, subject to applicable community property laws. The percentage ownership for each person is calculated based on the total outstanding shares as of April 30, 2005 (11,998,864 shares) and assumes that all the common stock that could be acquired by that person within 60 days (an aggregate of 1,540,000 shares under management warrants), by option exercise or otherwise, has in fact been acquired and that no other shareholder has exercised a similar right to acquire additional shares.

                 Name and Address of         Amount and Nature of   Percent
Class            Beneficial Owner            Beneficial Ownership   of Class
-----            ----------------            --------------------   --------

Common           Scott L. Smith              2,037,568(1)           15.0%
                 4931 Marilyn Drive
                 Salt Lake City, Utah

Common           FCMI Financial Corporation  1,941,744(2)           14.3%
                 347 Bay Street, Second Floor
                 Toronto, Ontario

Common           Nilton P. Franke              320,000(3)            2.4%
                 Rua Tibagi, 294-Jala 1003
                 Curitiba, PR, Brazil

Common           Bret C. Decker                160,000(4)            1.2%
                 6071 Linden Way
                 Salt Lake City, UT 84121

Common           Gerald L. Sneddon             160,000(5)            1.2%
                 351 East Curling
                 Boise, ID 83702

Common           Marlon U. Stones              100,000(6)            0.7%
                 4320 South 700 East, No. 2
                 Salt Lake City, Utah 84107

Common           All directors and executive 2,777,568              20.5%
                 officers as group (Messrs.
                 Smith, Franke, Decker,
                 Sneddon and Stones)


          (1) President, Treasurer and Chairman of the Company. Includes: (i) 1,150,008 shares held directly; (ii) 87,560 shares held in the name of Mr. Smith's spouse; and (iii) warrants that are currently exercisable to purchase 800,000 shares of Company's common stock referenced elsewhere in this prospectus.

          (2) Beneficial owner. Includes 1,941,744 shares held directly. Mr. Albert D. Friedberg is the President of FCMI Financial Corporation, which is controlled by Mr. Friedberg and owned by Mr. Friedberg and members of his immediate family.

          (3) Vice President of the Company. Includes warrants that are currently exercisable to purchase 320,000 shares of Company's common stock referenced elsewhere in this prospectus.

          (4) Vice President, Secretary and Director of the Company. Includes warrants that are currently exercisable to purchase 160,000 shares of Company's common stock referenced elsewhere in this prospectus.

          (5) Director of the Company. Includes warrants that are currently exercisable to purchase 160,000 shares of Company's common stock referenced elsewhere in this prospectus.

          (6) Director of the Company. Includes warrants that are currently exercisable to purchase 100,000 shares of Company's common stock referenced elsewhere in this prospectus.

Changes in Control.
-------------------

     To our knowledge, there are no present arrangements or pledges of our securities which may result in a change in control of our company.

                        DESCRIPTION OF SECURITIES
                        -------------------------

Common Stock.
-------------

     Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value per share. On April 30, 2005, there were 10,458,864 outstanding shares of our common stock.

     Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders and may not cumulate votes for the election of directors. Common stock holders have the right to receive dividends when, as, and if declared by the Board of Directors from funds legally available therefor. Upon liquidation, holders of common stock are entitled to share pro rata in any assets available for the distribution to shareholder after payment of all obligations. Holders of common stock have no preemptive rights and have no rights to convert their common stock into any other securities.

     Penny Stock
     -----------

     Our common stock is penny stock as defined in Rule 3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks:

          *     with a price of less than five dollars per share;

          *     that are not traded on a  recognized  national exchange;

          * whose prices are not quoted on the NASDAQ automated quotation system; or

          * in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. You are urged to obtain and read this disclosure carefully before purchasing any of our shares.

     Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. This procedure requires the broker/dealer to:

          * get information about the investor's financial situation, investment experience and investment goals;

          * reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions;

          * provide the investor with a written statement setting forth the basis on which the broker/dealer made his or her determination; and

          * receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment goals.

     Compliance with these requirements may make it harder for our selling stockholders and other stockholders to resell their shares.

     Registration Rights
     -------------------

     We have granted registration rights for all shares included in our registration statement and offered for resale by this prospectus.

     Securities Authorized for Issuance under Equity Compensation Plans.
     -------------------------------------------------------------------

     The following table summarizes Gold Standard's outstanding common stock warrants, which warrants are held by five Company executives. The warrants replace like warrants that had fully vested and expired on July 1, 2003, for three of the executives, Messrs. Decker, Franke and Sneddon, and represent new grants for Marlon U. Stones, who was elected to the Board of Directors effective February 15, 2004, and for Scott L. Smith. The new warrants were granted on January 30, 2004, on like terms and conditions; the average of the high and low bid prices of Gold Standard's common stock on the OTC Bulletin Board on such date was $0.22 per share; and the warrants expire on December 31, 2007. Gold Standard has no other equity compensation plans.


Plan Category    (a) Number of securities (b) Weighted-average (c) Number of
                 to be issued upon        exercise price of    securities
                 exercise of outstanding  outstanding options, remaining
                 option, warrants and     warrants and rights  available for
                 rights                                        future issuance
                                                               under equity
                                                               compensation
                                                               plans(excluding
                                                               securities
                                                               reflected in
                                                               column(a))
Equity compensation      None                    N/A                  None
plans approved by
security holders

Equity compensation    1,540,000                  $0.22               None
plans not approved by
security holders

     Warrants.
     ---------

          Name                Number of Warrants        Date     Consideration
          ----                ------------------        ----     -------------

Scott L. Smith                800,000                   01/30/04  Grant*

Bret C. Decker                160,000                   01/30/04  Grant*

Nilton D. Franke              320,000                   01/30/04  Grant*

Gerald L. Sneddon             160,000                   01/30/04  Grant*

Marlon U. Stones              100,000                   01/30/04  Grant*

               * See the heading  Securities Authorized for Issuance under
                 Equity Compensation Plans  above.

                  INTEREST OF NAMED EXPERTS AND COUNSEL
                  -------------------------------------

     The financial statements as of October 31, 2004, and for each of the two years in the period then ended and the period November 1, 1996, through October 31, 2004, included in this prospectus have been included herein in reliance on the report of Mayer Hoffman McCann, P.C., Independent Registered Public Accounting firm, given on the authority of that firm as experts in accounting and auditing in issuing such reports. Mayer Hoffman McCann, P.C. does not have any interest, direct or indirect, in our company.

     Leonard W. Burningham, Esq. and Branden T. Burningham, Esq., lawyers, of Salt Lake City, Utah, are co-counsel for our company. Neither has any interest, direct or indirect, in our company. Messrs. Burningham and Burningham have prepared the registration statement and this prospectus and will provide any legal opinions required with respect to any related matter.

     We have not hired any expert or counsel on a contingent basis. Except as indicated above, no expert or counsel will receive a direct or indirect interest in our company, and no such person was a promoter, underwriter, voting trustee, director, officer or employee of our company.

   DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                              LIABILITIES
                              -----------

     Section 16-10a-902(1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation.

     Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 16-10a-907(1) extends this right to officers of a corporation as well.

     Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Section 16-10a-907(1) extends this protection to officers of a corporation as well.

     Pursuant to Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902. Unless limited by the Articles of Incorporation, Section 16- 10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.

     Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act,
Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

                          DESCRIPTION OF BUSINESS
                         -----------------------

Business Development.
---------------------

     General.
     --------

     Gold Standard, Inc. was incorporated pursuant to the laws of the
State of Utah on November 28, 1972, for the purpose of engaging in the exploration, production and sale of gold. The Company and its subsidiaries (the Company ) seek to acquire, lease and sell hard mineral properties and, if warranted, develop those properties which have the most economic potential. The Company also seeks opportunities for joint ventures or other financial arrangements with other companies to develop and/or operate the properties
controlled by the Company or in which it has an interest.   Currently the
Company has no development or other operations. There is no assurance that a commercially viable ore body (reserves) exists in any of the Company's properties.

     Material Developments During Fiscal 2003.
     -----------------------------------------

     Effective May 2, 2003, the Company effected a forward split of its outstanding securities by an eight for one dividend, while retaining the authorized shares and par value, and with appropriate adjustments in its capital accounts. All computations contained in this prospectus take this recapitalization into account.

     Material Developments During Fiscal 2004.
     -----------------------------------------

     On December 22, 2003, the Company sold 1,100,000 shares of its common stock that are restricted securities as that term is defined under Rule 144 of the Securities and Exchange Commission in consideration of the sum of $250,000. The Company anticipated utilizing these funds to conduct further exploration activities, following its preliminary exploration activities, on its Brazilian prospects that are under control of the Company by a grant of mineral rights from the Brazilian government.

     Material Events Subsequent to Fiscal 2004.
     ------------------------------------------

     Subsequent to the fiscal year end of October 31, 2004, the Company suspended operations on its mining properties in Brazil, due to lack of funding available to continue exploratory operations. The office has been closed and the physical assets that comprised that facility have been sold. The Company is seeking joint venture partners with which it can recommence such operations.

Business.
---------

     Since the 1994-1995 period, the Company has acquired certain mineral rights in the country of Brazil. Until recently, when these operations were suspended, exploration activities in Brazil were carried on through the Company's wholly-owned Brazilian subsidiary, Gold Standard Minas, S.A.

     To conduct its exploration activities in Brazil, Gold Standard Minas maintained offices in Curitiba, Parana, Brazil. Gold Standard Minas had seven employees as of October 31, 2004, consisting of senior and junior geologists, technicians, prospectors and laborers. All employees of Gold Standard Minas were Brazilian nationals. If exploration activities are resumed, this may or may not be the case.

     The Company has two other subsidiaries, both of which are non-operating. Gold Standard South was organized for the purpose of carrying on a property acquisition and gold exploration program in the country of Uruguay. Tormin, S.A., at one time, held certain mineral exploration concessions in Uruguay; the operations ceased for these two subsidiaries in prior years.

     For the past year, the Company has been exploring opportunities to merge or combine with another operating business in an attempt to diversify the Company's operations and capitalize on the Company's status as a publicly held company. The Company currently intends to continue its efforts in this regard.

     The Company's offices are located at 136 South Main Street, Suite
712, in Salt Lake City, Utah 84101 where it rents office space on a month to month basis. In addition to the President, Scott L. Smith, the Company has two part-time employees located in Salt Lake City, Utah, serving the Company at this location.

Effect of Existing or Probable Governmental Regulations on Business.
--------------------------------------------------------------------

     Brazilian Mining Law.
     ---------------------

     The mining law of Brazil is clear cut and quite standard to international procedures. All minerals belong to the state. Companies both foreign and domestic as well as individuals can exploit these minerals by applying for claims to the Brazilian Mining Agency (the DNPM ). Upon applying for a claim to prospect, DNPM notifies the applicant whether the prospect is open and whether priority is granted or will not be granted. Upon receiving priority status, the next step is the granting of the alvara, which is the permanent mineral claim. The actual mining permit is granted by the DNPM after satisfying the necessary environmental standards and showing the
                                     25

DNPM the requisite intention of going into production. The DNPM maintains an Internet web site at DNPM@gov.br. The Company believes that unless it finds an economically viable ore body, that the requirements of Brazilian mining law to which its present exploration activities are subject, are not material to these operations; and if an economically viable ore body is discovered through the Company's current exploration activities, the Company believes that it will be able to satisfy all requisite requirements of Brazil to proceed with development operations respecting any such ore body, including environmental regulations.

     Small Business Issuer.
     ----------------------

     The integrated disclosure system for small business issuers adopted by the Securities and Exchange Commission in Release No. 34-30968 and effective as of August 13, 1992, substantially modified the information and financial requirements of a Small Business Issuer, defined to be an issuer that has revenues of less than $25 million; is a U.S. or Canadian issuer; is not an investment company; and if a majority-owned subsidiary, the parent is also a small business issuer; provided, however, an entity is not a small business issuer if it has a public float (the aggregate market value of the issuer's outstanding securities held by non-affiliates) of $25,000,000 or more. The Company is deemed to be a small business issuer.

     The Securities and Exchange Commission, state securities commissions and the North American Securities Administrators Association, Inc. ( NASAA ) have expressed an interest in adopting policies that will streamline the registration process and make it easier for small business issuers to have access to the public capital markets.

     Sarbanes-Oxley Act.
     -------------------

     On July 30, 2002, President Bush signed into law the Sarbanes-Oxley
Act of 2002 (the Sarbanes-Oxley Act ). The Sarbanes-Oxley Act imposes a wide variety of new regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect the Company. For example:

          * The Company's chief executive officer and chief financial officer must now certify the accuracy of all of our periodic reports that contain financial statements;

          * The Company's periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures; and


          * The Company may not make any loan to any director or executive officer and we may not materially modify any existing loans.

     Penny Stock.
     ------------

     The Company's common stock is  penny stock  as defined in Rule
3a51-1 of the Securities and Exchange Commission.  Penny stocks are stocks:

          *     with a price of less than five dollars per share;

          *     that are not traded on a  recognized  national exchange;

          * whose prices are not quoted on the NASDAQ automated quotation system; or

          * in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. You are urged to obtain and read this disclosure carefully before purchasing any of our shares.

     Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor. This procedure requires the broker/dealer to:

          * get information about the investor's financial situation, investment experience and investment goals;

          * reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions;

          * provide the investor with a written statement setting forth the basis on which the broker/dealer made his or her determination; and

          * receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investor' financial situation, investment experience and investment goals.

     Compliance with these requirements may make it harder for the Company's stockholders to resell their shares.

     Reporting Obligations.
     ----------------------

     Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the Securities and Exchange Commission regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to stockholders of our Company at a special or annual meeting thereof or pursuant to a written consent will require our Company to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14; preliminary copies of this information must be submitted to the Securities and Exchange Commission at least 10 days prior to the date that definitive copies of this information are forwarded to the Company's stockholders.

     The Company is also required to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the Securities Exchange Commission on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a Current Report on Form 8-K.

     Employees
     ---------

     As of October 31, 2004, we employed seven people. These employees consisted of three executive officers and four employees involved in exploration activities. As of April 30, 2005, we employed three people.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
          ---------------------------------------------------------

     Overview.
     ---------

         We are an exploration stage company. The Company's business involved acquiring, exploring and, when warranted, developing gold mineralized properties, which has principally ceased. Exploration activities consist of gold and other precious metal exploitation consisting of rock, soil and sediment sampling, geological mapping, geochemcial and geophysical data compilation, auger drilling and government permits maintenance. Presently, the Company is seeking a joint venture partner with funds to participate in further exploration activities on its mining properties.

     The Company's business involved acquiring, exploring and, when warranted, developing gold mineralized properties, which has principally ceased. Presently, the Company is seeking a joint venture partner with funds to participate in further exploration activities on its mining properties.

     The Company held directly or through its subsidiaries, mineral and exploration rights to property located in the Dugway region of western Utah, southern Uruguay and Brazil. All exploration costs associated with these activities during the two years ended October 31, 2004 have been charged to operations as incurred. No development costs have been capitalized on these properties through April 30, 2005, because the Company has not found proven mineral resources.

     The Company has funded its operations through equity financing, and with settlement proceeds from a lawsuit that were received prior to 1996.
The Company raised $250,000 through the sale of 1,100,000 shares of its common stock on December 22, 2003, there has been no other equity financing during the fiscal years 2004 and 2003. The Company will not receive operating revenue within the foreseeable future, and as such, the current trend in losses from operations is expected to continue.

     Subsequent to the fiscal year end of October 31, 2004, the Company suspended operations on it mining properties in Brazil, for lack of funding to continue exploratory operations. The office has been closed and the physical assets that comprised that facility have been sold.

     Results and Plan of Operations.
     -------------------------------

     Fiscal years ended October 31, 2004, and 2003.
     ----------------------------------------------

     No revenue was generated by the Company from operations for the years ended October 31, 2004 and 2003.

     Operating expenses decreased $66,042 or 11.3% for fiscal 2004 compared to fiscal 2003. This decrease is primarily a result of the following:

          1) General and administrative costs decreased $6,658 during fiscal 2004 compared to fiscal 2003. This decrease is primarily due to a decrease in wages and payroll taxes and other general and administrative expenses due primarily to lower budgeted spending resulting from the lack of funds.

               Wages, exclusive of payroll taxes, were $63,000 or 22.89%, as a percentage of total operating expenses, in fiscal 2004 compared to $72,000 or 25.54%, as a percentage of total operating expenses in fiscal 2003 and payroll taxes were $12,199 in fiscal 2004 compared to $11,830 in fiscal 2003.

               Other general and administrative expenses representing an aggregate of many expense accounts, none of them being individually significant, decreased by approximately $8,500 during fiscal 2004 compared to fiscal 2003. These expense accounts include auto expense, travel, postage, printing, office rent and office supplies, etc. In general, management has been conscientious in striving to reduce and control general and administrative expenses. The stability of general and administrative costs during the past two fiscal years is a positive reflection on management's cost control efforts.

               These decreases were offset by an increase in professional fees from $46,519 in fiscal 2003 to $56,850 in fiscal 2004. This increase is primarily due to increased professional fees resulting from additional fees required resulting from getting the Company compliant with the Sarbanes Oxley Act.

          2) Exploration costs represent approximately 46% and 51% of total operating expenses for fiscal 2004 and fiscal 2003, respectively. The decrease in exploration costs of $59,807 and as a percentage of operating expenses in the current fiscal year as compared to the same period in the prior year is primarily due to lower planned spending resulting from the lack of funds. Exploration activity constitutes gold and other precious metal exploitation consisting of rock, soil and sediment sampling, geological mapping, geochemical and geophysical data compilation, auger drilling and government permits maintenance. Historical expenditures are not indicative of ongoing exploration activities as the Company ceased operations in December, 2004 in South America, where exploration activities had been occurring.

          3) Depreciation and amortization remained fairly constant for fiscal 2004 ($4,173) compared to fiscal 2003 ($4,370).

     Other income (expense) changed from $14,304 in fiscal 2003 to ($55,348) in fiscal 2004. During the fourth quarter 2004, the Company recorded a $68,640 loss on available for sale securities. The loss was deemed to be other than temporary. This loss was offset by an increase in other income resulting from a gain on sale of equipment of $10,845.

Three Months Ended April 30, 2005 and 2004
------------------------------------------

     We did not generate any revenues from operations for the 3 months ended April 31, 2005, and 2004.

     There were no exploration costs incurred by the Company for the three months ended April 30, 2005, compared to $92,778 for the three months ended April 30, 2004. The decline is due to lack of available funds. General and administrative expenses totaled $29,733 for the three months ended April 30, 2005, compared to $95,338 for the three months ended April 30, 2004. The 2005 period expenses consisted of legal and accounting fees. The 2004 period expenses consisted of legal, accounting, rent, salaries and other miscellaneous costs, none of which were individually significant. The decline in general and administrative expenses from the same period in the prior year is due to significant reductions in administrative support due to the curtailment of exploration activities. Depreciation expense of $1,083 for the three months ended April 30, 2005, was comparable to $1,044 for the three months ended April 30, 2004. For the three months ended April 30, 2005, we experienced a net loss of $30,816 compared to a net loss of $189,072 for the three months ended April 30, 2004.

Six Months Ended April 30, 2005 and 2004
----------------------------------------

     We did not generate any revenues from operations for the 6 months ended April 30, 2005 and 2004.

     There were no exploration costs incurred by the Company for the six months ended April 30, 2005, compared to $148,280 for the six months ended April 30, 2004. The decline is due to the curtailment of exploration activities by the Company. General and administrative expenses totaled $83,911 for the six months ended April 30, 2005, compared to $161,800 for the six months ended April 30, 2004. The 2005 period expenses consisted of legal and accounting fees, salaries and rent. The 2004 period expenses consisted of legal, accounting, rent, salaries and other miscellaneous costs, none of which were individually significant. The decline in general and administrative expenses from the same period in the prior year was due to significant reductions in administrative costs due to the curtailment of exploration activities. Depreciation expense of $2,166 for the six months ended April 30, 2005, was comparable to $2,087 for the six months ended April 30, 2004. For the six months ended April 30, 2005, we experienced a net loss of $86,107 compared to a net loss of $309,729 for the six months ended April 30, 2004.

Liquidity and Capital Resources.

     The Company has incurred operating losses since inception through April 30, 2005, of $13,406,659. The Company has no revenues and no foreseeable future revenues. At April 30, 2005, the Company had cash available to fund operations of $14,610. The Company has no lines of credit available to fund operations. The Company cannot continue with operations in the foreseeable future unless it raises additional working capital.

     In December, 2004, the Company curtailed all mining exploration activities in Brazil due to the lack of funds. This situation and the matters discussed in the previous paragraph raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

     The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient capital to meet its obligations on a timely basis. The Company is attempting to raise additional funds and is searching for joint venture partners with which it can recommence operations, but it has been unsuccessful to date in raising funds or finding a joint venture partner. No assurance can be given that the Company will be able to obtain such financing on terms favorable to the Company or at all. Any sale of additional common stock or convertible equity or debt securities would result in additional dilution to the Company's shareholders. Should the Company fail to obtain financing in the near future, then they will be required to cease all operations.

     Operations during 2004 were funded from working capital. Working capital at October 31, 2004, was $56,650. The Company also raised $250,000 from the sale of 1,100,000 shares of its common stock on December 22, 2003. Operations during the three and six month periods ended April 30, 2005, were also funded from working capital. Working capital at April 30, 2005, was ($26,900).

     The Company's anticipated capital requirements for the remaining six months of the current fiscal year are as follows:

      Leasehold exploration and
        carrying costs                            $       0
      Other general and
        administrative expenses                      30,000
                                                  ---------
                                                  $  30,000

     The anticipated capital requirements above do not allow for mining and exploration costs. These activities would require additional capital. The Company has no material capital commitments or agreements which would require significant outlays of capital during the remaining six months of 2005.

Inflation.

     The impact of inflation on the Company's operations will vary. The future price of gold, and the level of future interest rates, could directly affect the Company's share of any future operating revenue. Lower interest rates and higher gold prices may enhance the value of the Company's holdings.

     Because the Company does not have a source of revenue, serious increases in inflation could increase the Company's general and administrative expenses and make it difficult to remain within its budget. However, the inflation rate has remained relatively low, with only a minor impact on the Company during fiscal 2005 and 2004. Management does not anticipate material increases in the inflation rate during the immediate future.

Environmental Rules and Regulations.

     The Company is not aware of any noncompliance with environmental rules and regulations, nor has the Company been cited by any local, state or national agency either in the United States or South America for noncompliance with environmental rules and regulations. The Company is not aware of any potential reclamation costs in any of the areas in which it has conducted exploration.

               CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
               ----------------------------------------------

Transactions with Management and Others.
----------------------------------------

     The Company held a promissory note for $150,000 from Scott L. Smith, given by Mr. Smith in connection with the exercise of a stock option for 800,000 shares of the Company's common stock on January 18, 2001. The note was non-recourse, interest free, and was due in a single payment on January 17, 2004, and was secured by a pledge of the option shares acquired with the note. The note was not paid per the terms of the agreement and, consequently, the $150,000 balance of the note was removed and the issuance of the 800,000 shares was canceled.

     No other director or executive officer was indebted to the Company during the 2004 or 2003 fiscal years or involved in any financial transaction with the Company.

     For a description of the compensation arrangements between the Company and its directors and executive officers, see the heading Executive Compensation of this prospectus below.

         MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
         --------------------------------------------------------

Market Information.
-------------------

     The common stock of the Company is quoted on the OTC Bulletin Board of the National Association of Securities Dealers, Inc. (the NASD ) under the symbol GSDD.

Market Prices and Bid Information for Common Stock.
---------------------------------------------------

         The following table sets forth, for the periods indicated, the high and low closing bid information for the Company's common stock on the OTC Bulletin Board for November 1, 2002, to April 30, 2005:

          Fiscal             Quarterly                         Price
           Year               Period                   High              Low
          ------             ---------                 ----              ---

          2005:            First Quarter              $0.14             $0.08
                           Second Quarter              0.11              0.06

          2004:            First Quarter              $0.30             $0.18
                           Second Quarter              0.35              0.18
                           Third Quarter               0.23              0.14
                           Fourth Quarter              0.17              0.11

          2003:            First Quarter              $1.15             $0.52
                           Second Quarter              0.56              0.10
                           Third Quarter               0.20              0.10
                           Fourth Quarter              0.35              0.11

     The high and low bid information respecting the quotations of the Company's common stock on the OTC Bulletin Board was provided by Pink Sheets LLC (formerly the National Quotation Bureau, LLC ) and reflects inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

Resales of Restricted Securities.
---------------------------------

     Common Stock.
     -------------

          Name                Number of Shares        Date       Consideration
          ----                ----------------        ----       -------------

FCMI Financial Corporation    1,100,000               12/22/03   $250,000

Holders.
--------

     As of the date of this prospectus, we have about 1,799 stockholders of record. This figure does not include an indeterminate number of stockholders who may hold their shares in street name.

Dividends.
----------

     The Company has not declared or paid any dividends with respect to its common stock during the past two years. The Company has no present intention to pay any such dividends in the foreseeable future due to its limited financial resources and the desire of the Company's management to reinvest most of whatever revenue it might obtain into additional properties and investments.

     Securities Authorized for Issuance under Equity Compensation Plans.
     -------------------------------------------------------------------

     The following table summarizes the Company's outstanding common stock warrants:

     Warrants.
     ---------

          Name                Number of Warrants        Date     Consideration
          ----                ------------------        ----     -------------

Bret C. Decker                160,000                   01/30/04 Grant

Nilton D. Franke              320,000                   01/30/04 Grant

Scott L. Smith                800,000                   01/30/04 Grant

Gerald L. Sneddon             160,000                   01/30/04 Grant

Marlon U. Stones              100,000                   01/30/04 Grant

                      EXECUTIVE COMPENSATION
                      ----------------------

      Compensation of Executive Officers
      ----------------------------------

     The following table sets forth information concerning all cash compensation paid by the Company for services in all capacities to the Company's Principal Executive Officer during the three-year period ended October 31, 2004. The Company has no other officers whose total cash compensation exceeded $100,000 for the year. The Company has no plans that will require the Company to contribute to or to provide pension, retirement or similar benefits to directors or officers of the Company.

                           Summary Compensation Table

                           Long Term Compensation

                    Annual Compensation   Awards  Payouts

(a)             (b)   (c)   (d)   (e)   (f)   (g)   (h)    (i)

                                              Secur-
                                              ities        All
Name and        Year or               Other  Rest- Under- LTIP  Other
Principal       Period   Salary Bonus Annual rictedlying  Pay- Comp-
Position        Ended      ($)   ($)  Compen-Stock Optionsouts ensat'n
----------------------------------------------------------------------

Scott L. Smith 10/31/04 $72,000   0     0     0     0      0     0
Chairman and   10/31/03 $79,000   0     0     0     0      0     0
President      10/31/02 $72,000   0     0     0     0      0     0

     Options Grants in Last Fiscal Year.
     -----------------------------------

     The Company has granted certain options or warrants during the fiscal year ended October 31, 2004. See the headings Securities Authorized for Issuance under Equity Compensation Plans and Recent Sales of Restricted Securities under the heading Market For Common Equity and Related Stockholder Matters, of this prospectus, for information on grants of warrants to directors and executive officers.

     Compensation of Directors.
     --------------------------

     See the headings Securities Authorized for Issuance under Equity Compensation Plans and Recent Sales of Restricted Securities under the heading Market For Common Equity and Related Stockholder Matters, of this prospectus, for information on grants of warrants to directors and executive officers. Gold Standard reimburses directors for expenses associated with attending board meetings.

                          FINANCIAL STATEMENTS
                          --------------------

 (i)      Consolidated Financial Statements for the years ended
          October 31, 2004 and 2003 and the period from November 1, 1996 through October 31, 2004

 (ii) Consolidated Financial Statements for the quarterly and six month periods ended April 30, 2005 and 2004 and the period from November 1, 1996 through April 30, 2005

               GOLD STANDARD, INC. AND SUBSIDIARIES
                  (An Exploration Stage Company)
                CONSOLIDATED FINANCIAL STATEMENTS

              Years Ended October 31, 2004 and 2003
        And Period November 1, 1996 through October 31, 2004

     REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

GOLD STANDARD, INC. AND SUBSIDIARIES

We have audited the consolidated balance sheet of Gold Standard, Inc. and Subsidiaries (An Exploration Stage Company) as of October 31, 2004 and the related consolidated statements of operations, stockholders' equity, and cash flows for each of the two years in the period ended October 31, 2004 and the period November 1, 1996 through October 31, 2004. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly in all material respects, the financial position of Gold Standard, Inc. and Subsidiaries as of October 31, 2004, and the results of their operations and their cash flows for each of the two years in the period ended October 31, 2004, and the period November 1, 1996 through October 31, 2004, in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered recurring losses from operations and has insufficient assets available to fund continued exploration activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans regarding those matters also are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Mayer Hoffman McCann, P.C.

Salt Lake City, Utah
June 23, 2005

               GOLD STANDARD, INC. AND SUBSIDIARIES
                  (An Exploration Stage Company)
                    CONSOLIDATED BALANCE SHEET

                         October 31, 2004


                           A S S E T S

CURRENT ASSETS
     Cash                                                       $     51,880
     Accounts receivable                                                 100
     Prepaid expenses                                                  5,811
                                                                ------------
       TOTAL CURRENT ASSETS                                           57,791
                                                                ------------


PROPERTY, PLANT AND EQUIPMENT, at cost, less
     accumulated depreciation and amortization                        13,090
                                                                ------------
OTHER ASSETS
     Available for sale securities                                    25,025
                                                                ------------
       TOTAL ASSETS                                             $     95,906
                                                                ============

    L I A B I L I T I E S  A N D  S T O C K H O L D E R S'  E Q U I T Y

CURRENT LIABILITIES
     Accounts payable                                           $        951
     Income taxes payable                                                190
                                                                ------------
       TOTAL CURRENT LIABILITIES                                       1,141
                                                                ------------

STOCKHOLDERS' EQUITY
     Common stock, par value $.001, authorized
          100,000,000 shares, issued and outstanding
          10,458,864 shares                                           10,459
     Additional paid in capital                                   13,405,249
     Accumulated deficit during the exploration stage (from
       November 1, 1996 through October 31, 2004)                 (6,692,693)
     Accumulated deficit prior to November 1, 1996                (6,628,250)
                                                                ------------
       TOTAL STOCKHOLDERS' EQUITY                                     94,765
                                                                ------------
       TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $     95,906
                                                                ============


         See Notes to Consolidated Financial Statements.

               GOLD STANDARD, INC. AND SUBSIDIARIES
                  (An Exploration Stage Company)
              CONSOLIDATED STATEMENTS OF OPERATIONS

              Years Ended October 31, 2004 and 2003
     And Period from November 1, 1996 through October 31, 2004
                                                                 November 1,
                                                                1996 through
                                                                 October 31,
                                         2004          2003         2004
                                       ----------    ----------  -----------
REVENUE                                $        -    $        -  $         -
                                       ----------    ----------  -----------
EXPENSES
     General and administrative           275,199       281,957    2,550,988
     Exploration costs                    241,605       300,692    3,666,766
     Depreciation and amortization          4,173         4,370      231,709
                                       ----------    ----------  -----------
                                          520,977       587,019    6,449,463
                                       ----------    ----------  -----------
          OPERATING LOSS                 (520,977)     (587,019)  (6,449,463)
                                       ----------    ----------  -----------
OTHER INCOME (EXPENSE)
     Interest income                        2,447        14,307      789,565
     Loss on Investment                         -             -     (958,531)
     Gain/(loss) on sale of equipment      10,845             -       (4,824)
     Impairment on investment             (68,640)            -      (68,640)
                                       ----------    ----------  -----------
          TOTAL OTHER INCOME (LOSS)       (55,348)       14,307     (242,430)
                                       ----------    ----------  -----------
          LOSS BEFORE INCOME TAXES       (576,325)     (572,712)  (6,691,893)

INCOME TAX EXPENSE                            100           100          800
                                       ----------    ----------  -----------
          NET LOSS                     $ (576,425)   $ (572,812) $(6,692,693)
                                       ==========    ==========  ===========

Basic and diluted net loss per share   $    (0.06)   $    (0.06)
                                       ==========    ==========

Weighted average shares outstanding    10,458,864    10,158,864
                                       ==========    ==========


          See Notes to Consolidated Financial Statements

                      GOLD STANDARD, INC. AND SUBSIDIARIES
                        (An Exploration Stage Company)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
           During the Period November 1, 1996 through October 31, 2004


                                           Number of  Common      Additional
                                            Shares    Stock    Paid-in Capital
                                           ----------- -------- -------------
Balance, October 31, 1996                   1,169,858    1,170   13,197,456

Net loss
Change in unrealized
gains on available for
sale securities, net of tax
                                          -----------  -------  -----------
Balance, October 31, 1997                   1,169,858    1,170   13,197,456

Net loss
Change in unrealized
losses on available for
sale securities, net of tax
                                          -----------  -------  -----------
Balance, October 31, 1998                   1,169,858    1,170   13,197,456

Net loss
Change in unrealized
losses or gains on
available for sale
securities, net of tax
                                          -----------  -------  -----------
Balance, October 31, 1999                   1,169,858    1,170   13,197,456

Net loss
Stock issued for note
receivable                                    100,000      100      129,219
Accretion of imputed
interest
Change in unrealized
losses or gains on
available for sale
securities, net of tax
                                          -----------  -------  -----------
Balance, October 31, 2000                   1,269,858    1,270   13,326,675

Net loss
Adjustment to discounted
note                                                                (12,237)
Accretion of imputed
interest
Change in unrealized
losses or gains on
available for sale
securities, net of tax
                                          -----------  -------  -----------
Balance, October 31, 2001                   1,269,858    1,270   13,314,438

Net loss
Change in unrealized
losses or gains on
available for sale
securities, net of tax

Accretion of imputed
interest
                                          -----------  -------  -----------
Balance, October 31, 2002                   1,269,858    1,270   13,314,438

Eight for one stock split                   8,889,006    8,889       (8,889)

Net loss

Change in unrealized
losses on available for
sale securities, net of tax

Accretion of imputed
interest
                                           ----------  -------  -----------
Balance, October 31, 2003                  10,158,864  $10,159  $13,305,549

Net loss

Sale of common stock                        1,100,000    1,100      248,900

Cancellation of issued shares                (800,000)    (800)    (149,200)

Change in unrealized gains
and loss on available-for-
sale securities, net of tax
                                           ----------  -------  -----------
Balance, October 31, 2004                  10,458,864  $10,459  $13,405,249
                                           ==========  =======  ===========

[CONTINUED]
                      GOLD STANDARD, INC. AND SUBSIDIARIES
                        (An Exploration Stage Company)
                 CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
            During the Period November 1, 1996 through October 31, 2004


                            Receivable
                               From                Accumulated
                              Related                  Other         Total
                            Party for  Accumulated Comprehensive Stockholders'
                          Stock Issued    Deficit  Income(Loss)     Equity
                          ------------ ----------- ------------- -------------
Balance, October 31, 1996            0  (6,628,251)     (20,888)    6,549,487

Net loss                                (1,271,319)                (1,271,319)
Change in unrealized
gains on available for
sale securities, net of tax                              27,037        27,037
                          ------------  ----------- ----------- -------------
Balance, October 31, 1997            0   (7,899,570)     (6,149)    5,305,205

Net loss                                 (1,688,464)               (1,688,464)
Change in unrealized
losses on available for
sale securities, net of tax                               6,149        (6,149)
                          ------------  ----------- ----------- -------------
Balance, October 31, 1998            0   (9,588,034)          0     3,610,592

Net loss                                   (778,438)                 (778,438)
Change in unrealized
losses or gains on
available for sale
securities, net of tax
                          ------------  ----------- ----------- -------------
Balance, October 31, 1999            0  (10,366,472)          0     2,832,154

Net loss                                   (597,680)                 (597,680)
Stock issued for note
receivable                    (129,319)
Accretion of imputed
interest                        (8,031)                                (8,031)
Change in unrealized
losses or gains on
available for sale
securities, net of tax
                          ------------  ----------- ----------- -------------
Balance, October 31, 2000    (137,350)  (10,964,152)          0     2,226,443

Net loss                                   (678,410)                 (678,410)
Adjustment to discounted
note                           12,327                                      90
Accretion of imputed
interest                       (7,146)                                 (7,146)
Change in unrealized
losses or gains on
available for sale
securities, net of tax
                          ------------  ----------- ----------- -------------
Balance, October 31, 2001     (132,169) (11,642,562)          0     1,540,977

Net loss                                   (529,144)                 (529,144)

Change in unrealized
losses or gains on
available for sale
securities, net of tax                                  189,951       189,951

Accretion of imputed            (5,101)                                (5,101)
interest
                          ------------  ----------- ----------- -------------
Balance, October 31, 2002     (137,270) (12,171,706)    189,951     1,196,683

Eight for one stock split

Net loss                                   (572,812)                 (572,812)

Change in unrealized
losses on available for
sale securities, net of tax                             (78,283)      (78,283)

Accretion of imputed
interest                     (10,673)                                 (10,673)
                           ---------  -------------     --------  -----------
Balance, October 31, 2003  $(147,943) $ (12,744,518)    $111,668  $   534,915

Net loss                                   (576,425)                 (576,425)

Sale of common stock                                                  250,000

Cancellation of issued
shares                       147,943                                   (2,057)

Change in unrealized
gains and loss on
available-for-sale
securities, net of tax                                  (111,668)    (111,668)
                           ---------  -------------     --------  -----------
Balance, October 31, 2003  $       -  $ (13,320,943)   $       -  $    94,765
                           =========  ==============    ========  ===========

          See Notes to Consolidated Financial Statements

               GOLD STANDARD, INC. AND SUBSIDIARIES
                  (An Exploration Stage Company)
              CONSOLIDATED STATEMENTS OF CASH FLOWS

              Years Ended October 31, 2004 and 2003
        And Period November 1, 1996 through October 31, 2004

                                                                 November 1,
                                                                1996 through
                                                                 October 31,
                                         2004          2003         2004
                                       ----------    ----------  -----------
CASH FLOWS FROM OPERATING ACTIVITIES
     Net loss                          $ (576,425)     (572,812)  (6,692,693)
     Adjustments to reconcile net loss
     to net cash used in operating
     activities:
          Depreciation and amortization     4,173         4,370      231,709
          Accretion of discount on note
          receivable                       (2,057)      (10,673)     (32,918)
          Loss on investments                   -             -      958,531
          Impairment on available-for-
          sale securities                  68,640             -       68,640
          Gain on sale of equipment       (10,845)            -        4,824
     Decrease (increase) in:
          Prepaid expenses                    262         1,296       (5,811)
          Accounts receivable                   -             -         (100)
          Accrued interest                      -             -        5,696
          Deposits                              -             -          690
     Increase (decrease) in:
          Accounts payable                   (292)       (1,163)     (74,420)
          Accrued liabilities                  90          (647)      (1,114)
          Deferred liability                    -             -      (61,000)
                                        ---------     ---------   ----------
             NET CASH FLOWS USED IN
             OPERATING ACTIVITIES        (516,454)     (579,629)  (5,597,966)
                                        ---------     ---------   ----------
CASH FLOWS FROM FINANCING ACTIVITIES
     Proceeds from issuance of common
     stock                                250,000             -      250,000
                                        ---------     ---------   ----------
             NET CASH FLOWS FROM
             FINANCING ACTIVITIES         250,000             -      250,000
                                        ---------     ---------   ----------
CASH FLOWS FROM INVESTING ACTIVITIES
     Proceeds from sale of equipment       19,661             -       98,360
     Purchase of equipment                (13,978)         (741)    (158,607)
     Exchange of stock                          0             0       23,551
     Sale of investments                        0             0      145,440
     Investment in affiliate                    0             0     (395,046)
                                        ---------     ---------   ----------
             NET CASH FLOWS FROM
             INVESTING ACTIVITIES           5,683          (741)    (286,302)
                                        ---------     ---------   ----------

               NET DECREASE IN CASH      (260,771)     (580,370)  (5,634,268)

               CASH, BEGINNING OF YEAR    312,651       893,021    5,686,148
                                        ---------     ---------   ----------
               CASH, END OF YEAR        $  51,880     $ 312,651   $   51,880
                                        =========     =========   ==========


                       See Notes to Financial Statements

               GOLD STANDARD, INC. AND SUBSIDIARIES
                  (An Exploration Stage Company)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  Summary of significant accounting policies

     Principles of consolidation - The accounts of Gold Standard, Inc. and Subsidiaries and its three wholly-owned subsidiaries are included in the consolidation. All intercompany balances and significant transactions have been eliminated.

     Nature of operations - Gold Standard, Inc., a Utah Corporation, was organized for the purpose of carrying on property acquisition and gold exploration programs in the United States and South America.

     Use of estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue recognition - The Company recognizes revenue from its activities as it is earned. No revenue has been earned for all periods presented. Depreciation and amortization - Depreciation and amortization are computed on the straight-line method over the following estimated useful lives:

        Assets                                    Useful Lives

     Furniture and equipment                        5-7 years
     Transportation equipment                         5 years
     Leasehold improvements                           3 years

     Cash - Substantially all of the Company's cash is held by one bank located in Utah. The Company does not believe that, as a result of this concentration, it is subject to any unusual financial risk beyond the normal risk associated with Commercial Banking relationships.

     Marketable securities - Marketable securities included in long term investments are considered available-for-sale and are carried at fair value. The unrealized gains and losses related to these securities are included in accumulated other comprehensive income net of tax.

     Exploration stage company - The Company had commenced operations and generated revenues through October 31, 1996. Subsequent to that date revenues ceased and the Company reverted to an exploration stage entity and engaged in the search for mineral reserves. Mineral reserves are part of a mineral deposit which could be economically and legally extracted or produced. Exploration activities consist of costs incurred primarily to exploit gold and other precious metals. These activities include rock, soil and sediment sampling, geological mapping, geochemcial and geophysical data compilation, auger drilling and government permits maintenance. Historical expenditures are indicative of ongoing o operations; however, ongoing operations have ceased due to lack of funding. Prospecting and exploration costs incurred in the search for new mining properties are charged to expense as incurred. Direct costs associated with the development of identified reserves are capitalized until the related geologic areas are either put into production, sold or abandoned. As of October 31, 2004, the Company had no capitalized direct costs associated with the development of identified resources and there were no geologic areas under production.

               GOLD STANDARD, INC. AND SUBSIDIARIES
                  (An Exploration Stage Company)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(1)  Summary of significant accounting policies


     Loss per share - Basic and diluted net loss per share is presented in conformity with Statements of Financial Accounting Standards No. 128 "Earnings Per Share". Basic loss per share of common stock is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is computed by dividing the net loss by the average number of common shares outstanding plus the dilutive effect of outstanding common stock equivalents using the "treasury stock" method. The effects of the common stock equivalents (warrants) have not been included in the diluted loss per share for all periods presented as their effect would have been anti-dilutive.

     Comprehensive income - The Company applies Statement of Financial Accounting Standards No. 130 Reporting Comprehensive Income (SFAS No.
     130). Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners.

     Income taxes - Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities using enacted tax laws and rates for the years when the differences are expected to reverse.

     Foreign Currency Translation - The Company has an extensive inter-company relationship with the Brazilian Subsidiary which generates a high volume of inter-company transactions. The currency of the Brazilian Subsidiary is the U.S. Dollar.

     Stock based compensation - The Company accounts for stock-based compensation for employees and Board of Directors under the intrinsic value method of accounting as defined by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. We apply the disclosure provisions of SFAS No. 123, "Accounting for Stock Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure."

               GOLD STANDARD, INC. AND SUBSIDIARIES
                  (An Exploration Stage Company)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


(1)  Summary of significant accounting policies

     All stock warrants granted in previous years to employees and board members expired during 2003. At January 30, 2004, the company granted 1,540,000 stock warrants to employees and board members. The warrants were granted at an exercise price equal to the fair market value of $.22 per share at the date of grant. Thus, in accordance with the intrinsic value method, no compensation expense has been recognized for these stock warrants.

     If compensation expense based on the fair value of the warrant grants, in accordance with SFAS No. 123, our net loss per share would have been the pro forma amounts indicated below:

                                               Years Ended October 31,
                                             --------------------------
                                                2004             2003
                                             ----------     -----------
  Net loss
       As reported                           $ (576,425)    $  (572,812)
       Pro forma                               (614,016)       (572,812)

  Loss per share
       As reported                           $    (0.06)    $     (0.06)
       Pro forma                                  (0.06)          (0.06)


     For the purpose of the above table, the fair value of each stock warrant grant is estimated as of the date of the grant using the Black-Scholes option pricing method with the following weighted-average assumptions used for grants during fiscal 2004: a risk-free interest rate of approximately 3%; a dividend yield of 0%; a weighted-average expected life of 3.17 years; and a volatility factor of the expected market price of our common stock of 3.67. The weighted average fair value of options granted during fiscal 2004 was $.22.


  Stock warrant activity is summarized as follows for years ended October 31, 2004 and 2003:

                                                                Weighted
                                                                 Average
                                                                Exercise
                                            Shares                Price
                                           ---------           ---------
  Warrants outstanding, October 31, 2002     640,000           $    0.22
  Granted                                          -                   -
  expired                                   (640,000)              (0.22)
                                           ---------           ---------
  Warrants outstanding, October 31, 2003           -                   -
  Granted                                  1,540,000                 .22
  expired                                          -                   -
                                           ---------           ---------
  Warrants outstanding, October 31, 2004   1,540,000           $     .22
                                           =========           =========

  Effects of recent accounting pronouncements - In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposals that are initiated after December 31, 2002. SFAS 146 has had no effect on the financial position, results of operations, or cash flows of the Company.

               GOLD STANDARD, INC. AND SUBSIDIARIES
                  (An Exploration Stage Company)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

( 1 )  Summary of significant accounting policies (Continued)

  In December 2002, the FASB issued SFAS No. 148, Accounting for Stock Based Compensation Transition and Disclosure that amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to SFAS 123's fair value method of accounting for stock based employee compensation. SFAS 148 also amends the disclosure provisions of SFAS 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. The Statements amendment of the transition and annual disclosure requirements of SFAS 123 are effective for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. SFAS 148 has had no effect on the results of operations or statements of financial position of the Company.

  In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The statement is effective (with certain exceptions) for contracts entered into or modified after June 30, 2003. The adoption of this Statement has had no effect on the financial position, results of operations, or cash flows of the Company.

  In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. It requires the issuer to clarify a financial instrument that is within its scope as a liability (or an asset in some circumstances). It is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period after June 15, 2003. The adoption of SFAS No. 150 on July 1, 2003 has had no effect on the financial position, results of operations, or cash flows of the Company.

  In November 2002, the FASB issued Financial Interpretation No. (FIN) 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Amount other things, the Interpretation requires guarantors to recognize, at fair value, their obligations to stand ready to perform under certain guarantees. FIN 45 became effective for guarantees issued or modified on or after January 1, 2003 and had no effect on the financial position, results of operations, or cash flows of the Company.

  In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities. In general, a variable entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights or (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a variable interest entity's activity to be consolidated by a company if the company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a
  majority of the entity's residual return or both.    The consolidation
  requirements of FIN 46 apply immediately to

               GOLD STANDARD, INC. AND SUBSIDIARIES
                  (An Exploration Stage Company)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

( 1 )  Summary of significant accounting policies (Continued)

  variable interest entities created after January 31, 2003. The consolidation requirements apply to transactions entered into prior to February 1, 2003 in the first fiscal year or interim period beginning after June 15, 2003, which was subsequently delayed until the fourth quarter of 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of the interpretation did not have any impact on the Company's financial statements.

  In November 2002, the EITF reached a consensus on issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of the EITF Issue No. 00-21 will apply to revenue arrangements entered into fiscal periods beginning after June 15, 2003. The adoption of EITF Issue No. 00-21 will have no effect on the Company's financial position, results of operations, or cash flows.

( 2 )  Realization of assets

  The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The
  Company has incurred operating losses since inception of $13,320,943. The Company has no revenues and no foreseeable future revenues. At October 31, 2004 and January 31, 2005, the Company has cash available to fund operations of $51,880 and $25,025, respectively. The Company has no lines of credit available to fund operations. The Company cannot continue with operations in the foreseeable future unless it raises additional working captial.

  In December, 2004, the Company ceased all mining exploration activities in Brazil due to the lack of funds. This situation and the matters discussed the previous paragraph raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

  The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis. The Company is attempting to raise additional funds, but it has been unsuccessful to date. No assurance can be given that the Company will be able to obtain such financing on terms favorable to the Company or at all. Any sale of additional common stock or convertible equity or debt securities would result in additional dilution to the Company's shareholders. Should the Company fail to obtain financing then they will be required to cease operations.

( 3 )  Available-for-sale Securities

  The fair market value of the Company's investment in available for sale securities declined substantially during the year ended October 31, 2004. The Company has determined that the decline in fair value is "other than temporary." Therefore, these securities were written down to fair value resulting in a $68,648 charge to earnings.

               GOLD STANDARD, INC. AND SUBSIDIARIES
                  (An Exploration Stage Company)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

( 4 )  Mining properties

  During the reporting periods, the Company held directly or through its subsidiaries, mineral and exploration rights to property located in Brazil. All exploration costs associated with these activities during the two years ended October 31, 2004 have been charged to operations as incurred. No development costs have been capitalized on these properties through October 31, 2004.

( 5 )  Property and equipment

  Property and equipment at October 31, 2004 is as follows:

  Cost
  Furniture and equipment                       $     118,678
  Transportation equipment                            127,812
  Leasehold improvements                                3,201
                                                -------------
  Total cost                                          249,691
  Accumulated depreciation and amortization           236,601
                                                -------------
  Net property and equipment                    $      13,090
                                                =============

  The aggregate depreciation and amortization charged to operations was $4,173 and $4,370 for the years ended October 31, 2004 and 2003, respectively.

( 6 )  Related party transactions

  The Company has funded the majority of the operations of its subsidiaries Gold Standard South, Gold Standard Minas, and Tormin S.A. with unsecured non-interest bearing long-term cash advances. As of October 31, 2004, the Company had receivables from these companies of $513,936, $3,169,973 and $270,360, respectively. All intercompany transactions have been eliminated in consolidation.

  In April 2000 the Company's president exercised options to purchase 800,000 shares of common stock at $.1875 per share. The shares were purchased with a non-interest bearing promissory note in the amount of $150,000. Because the note is a non-interest bearing note, the Company imputed interest at 6.39% per annum. The discount was being accreted over the life of the note. The note was due on January 18, 2004. The note was not paid per the terms of the agreement and, consequently, the $150,000 balance of the note was removed and the issuance of the 800,000 shares was rescinded.

               GOLD STANDARD, INC. AND SUBSIDIARIES
                  (An Exploration Stage Company)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


( 7 )  Equity

  In May 2003, the Company approved an eight for one stock split which increased the common stock from 1,269,858 shares issued and outstanding to 10,158,864 shares issued and outstanding. The par value remained unchanged at $0.001 per share with 100,000,000 shares of common stock authorized. All share information and per share data have been retroactively restated for all period presented to reflect the stock split.

( 8 )  Income taxes

  The Company has significant net operating loss and net capital loss carry-forwards which give rise to a deferred tax asset. Because the Company has no assurance that the tax benefit from the net operating loss and net capital loss will ever be realized, a valuation allowance
  has been provided equal to the deferred tax asset.     There are no
  other timing differences which arise from recognizing income and expense in different periods for financial and tax reporting purposes.

  The Company's gross deferred tax asset attributable to the net operating loss and net capital loss carryforwards and the associated valuation allowance is summarized as follows:

                                               Years Ended October 31,
                                              --------------------------
                                                  2004        2003
                                              -----------    -----------
  Deferred income taxes
       Net operating loss carryforward        $ 1,688,006    $ 1,813,733
       Deferred tax valuation allowance        (1,688,006)    (1,813,733)
                                              -----------    -----------
       Net deferred tax asset                 $         -    $         -
                                              ===========    ===========

  Net decreases in the valuation allowance totaled $125,727 and $427,441 for the years ended October 31, 2004 and 2003, respectively.

  The Company has Federal net operating losses of $4,691,000 which expire in the years 2005 through 2024. State net operating losses total $1,860,000 and expire in the years 2013 through 2019.

( 9 ) Concentrations of credit risk

  The Company maintains substantially all cash balances with various financial institutions located in the State of Utah. Accounts at the financial institutions are insured by the Federal Deposit Insurance Corporation up to $100,000 per institution. At times the Company's cash in its banks exceeds the federally insured limits.

               GOLD STANDARD, INC. AND SUBSIDIARIES
                  (An Exploration Stage Company)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


( 10 ) Cash flow disclosures

  The following is a summary of supplemental cash flow information:

                                             Years Ended October 31,

                                             ----------------------
                                                2004         2003
                                             ---------   ----------
  Cash paid:
       Interest expense, net of amount
       capitalized                           $       -   $        -
                                             =========   ==========
       Income taxes                          $     100   $      100
                                             =========   ==========

  During the year ended October 31, 2004, the Company canceled 800,000 shares of common stock that was issued to the President of the Company, in exchange for a note receivable. The note had an imputed interest rate of 6.39% and a carrying value of $147,943 at the time of cancellation.

( 11 ) Segment information

  The Company applies Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS No. 131). This standard establishes standards for reporting information about operating segments in annual financial statements, selected information about operating segments in interim financial reports and disclosures about products and services, geographic areas and major customers. This standard requires the Company to report financial information on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments.

  The Company's only activity and, therefore, dominant business segment, is gold exploration and development.

  The Company has had no revenues during the two years ended October 31, 2004. The following table presents property and equipment, net of accumulated depreciation and amortization, based upon the location of the asset:

                                          Years Ended October 31,
                                          -----------------------
                                             2004        2003
                                           --------     --------
  United States                            $    744     $  1,110
  South America                              12,346       10,991
                                           --------     --------
                                           $ 13,090     $ 12,101
                                           ========     ========
( 12 ) Subsequent Events

  Subsequent to year end, the Company suspended exploration activity in Brazil because resources were insufficient to continue operations. The Company is seeking opportunities for joint ventures or other financial arrangements with other companies to develop property in which the Company has an interest.

               GOLD STANDARD, INC. AND SUBSIDIARIES
                 (AN EXPLORATION STAGE COMPANY)
                   CONSOLIDATED BALANCE SHEET
                         April 30, 2005

                                                   April 30,
                                                     2005
                                                  (Unaudited)
              ASSETS
CURRENT ASSETS
Cash                                             $      14,610
Accounts receivable                                        100
Prepaid expenses                                         2,733
                                                 -------------
         TOTAL CURRENT ASSETS                           17,443


PROPERTY AND EQUIPMENT, at cost, net of
accumulated depreciation and amortization               10,924
                                                 -------------
                                                        10,924

OTHER ASSETS
Available for sale securities                           16,683
                                                 -------------
                                                        16,683
                                                 -------------
                                                 $      45,050
                                                 =============

               LIABILITIES AND EQUITY

CURRENT LIABILITIES
 Accounts payable - trade                        $      39,243
 Accrued liabilities                                       100
 Note payable - officer                                  5,000
                                                 -------------
        TOTAL CURRENT LIABILITIES                       44,343

STOCKHOLDERS' EQUITY
 Common stock, par value $.001, authorized
  100,000,000 shares, issued and outstanding
  10,458,864 shares                                     10,459
 Additional paid-in capital                         13,405,249
 Other comprehensive loss                               (8,342)
 Accumulated deficit during the exploration stage
 (from November 1, 1996 through April 30, 2005)     (6,778,409)
 Accumulated deficit prior to November 1, 1996      (6,628,250)
                                                   -----------
         TOTAL STOCKHOLDERS' EQUITY                        707
                                                   -----------
                                                   $    45,050
                                                   ===========

See accompanying notes to consolidated financial statements.

               GOLD STANDARD, INC. AND SUBSIDIARIES
                 (AN EXPLORATION STAGE COMPANY)
              CONSOLIDATED STATEMENTS OF OPERATIONS
  Three Month and Six Month Periods Ended April 30, 2005 and 2004
        And Period November 1, 1996 through April 30, 2005

                         Three months ended   Six months ended    November 1,
                             April 30,           April 30,       1996 Through
                        2005         2004     2005       2004   April 30, 2005
                    (Unaudited)(Unaudited)(Unaudited)(Unaudited) (Unaudited)
SALES                   $     0   $        0  $      0  $      0   $       0

EXPENSES
 Depreciation             1,083        1,044     2,166      2,087    233,875
 Leasehold
 exploration and
 carrying costs               -       92,778         -    148,280  3,666,766
 General and
 administrative          29,733       95,339    83,941    161,800  2,634,929
                     ----------   ----------  --------  --------- ----------
    NET LOSS FROM
    OPERATIONS          (30,816)    (189,161)  (86,107)  (312,167)(6,535,570)

OTHER INCOME
 Interest income              -           89         -      2,438    789,565
 Gains and losses             -            -       390          - (1,031,604)
 Income taxes                 -            -         -          -       (800)
                     ----------   ----------  --------  --------- ----------
      NET LOSS       $  (30,816)  $ (189,072)$ (85,717) $(309,729)(6,778,409)
                     ==========   ==========  ========  ========= ==========
Basic and diluted net
loss per common share$    (0.02)  $    (0.02)$   (0.03) $   (0.03)
                     ==========   ==========  ========  =========
Weighted average
number of common
shares outstanding   10,458,864   10,158,864 10,458,864 10,529,743
                     ==========   ========== ========== ==========

See accompanying notes to consolidated financial statements.

               GOLD STANDARD, INC. AND SUBSIDIARIES
                 (AN EXPLORATION STAGE COMPANY)
               CONSOLIDATED STATEMENTS OF CASH FLOWS
             Six Month periods ended April 30, 2005 and 2004
                 And Period November 1, 1996 through
                         April 30, 2005

                                            Six months ended     November 1,
                                                April 30,       1996 through
                                             2005       2004    April 30, 2005
                                         (Unaudited)(Unaudited)  (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES
 Net loss                                 $ (85,717) $(309,729)  $(6,778,409)
 Add (deduct) adjustments to
 cash basis:
  Depreciation                                2,166      2,087       233,875
  Accretion                                       -          -       (32,918)
  Losses on assets and investments             (390)         -     1,031,604
  Increase (decrease) in:
    Accounts payable                         38,293     20,408       (36,127)
    Accrued liabilities                         (90)     2,337        (1,204)
    Deferred liability                            -          -       (61,000)
  Decrease (increase) in:
    Prepaid expenses                          3,078      3,108        (2,733)
    Accounts receivable                           -          -          (100)
    Accrued interest                              -          -         5,696
    Deposits                                      -          -           690
                                          ---------  ---------  ------------
       NET CASH USED IN OPERATING
       ACTIVITIES                           (42,660)  (281,789)   (5,640,626)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Note payable officer                      5,000          0         5,000
    Issuance of common stock                      -    250,000       250,000
                                          ---------  ---------  ------------
       NET CASH PROVIDED BY FINANCING
       ACTIVITIES                             5,000    250,000       255,000

CASH FLOWS FROM INVESTING ACTIVITIES:
  Decrease in note receivable                     0    147,943       150,000
  Proceeds from sale of fixed assets            390          0        98,750
  Purchase of equipment                                             (158,607)
  Exchange of stock                               0          0        23,551
  Sale of investments                             0          0       145,440
  Decrease in common stock and
  additional paid in capital from
  the recission of issued shares                  0   (150,000)     (150,000)
  Investment in affiliate                         0          0      (395,046)
                                          ---------  ---------  ------------
        NET CASH PROVIDED BY
        INVESTING ACTIVITIES                    390     (2,057)     (285,912)

NET INCREASE (DECREASE) IN CASH             (37,270)   (33,846)   (5,671,538)

CASH BALANCE AT BEGINNING OF PERIOD          51,880    312,651     5,686,148
                                          ---------  ---------  ------------
CASH BALANCE AT END OF PERIOD             $  14,610  $ 278,805  $     14,610
                                          =========  =========  ============


See accompanying notes to consolidated financial statements.

               GOLD STANDARD, INC. AND SUBSIDIARIES
                 (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

( 1 )     Summary of significant accounting policies

     Principles of consolidation - The accounts of Gold Standard, Inc. and Subsidiaries and its three wholly-owned subsidiaries are included in the consolidation. All intercompany balances and significant transactions have been eliminated.

     Nature of operations - Gold Standard, Inc., a Utah Corporation, was organized for the purpose of carrying on property acquisition and gold exploration programs in the United States and South America.

     Use of estimates - The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue recognition - The Company recognizes revenue from its activities as it is earned. No revenue has been earned for all periods presented.

     Depreciation and amortization - Depreciation and amortization are computed on the straight-line method over the following estimated useful lives:

        Assets                                                  Useful Lives

     Furniture and equipment                                     5 - 7 years
     Transportation equipment                                        5 years
     Leasehold improvements                                          3 years

     Cash - Substantially all of the Company's cash is held by one bank located in Utah. The Company does not believe that, as a result of this concentration, it is subject to any unusual financial risk beyond the normal risk associated with Commercial Banking relationships.

     Marketable securities - Marketable securities included in long term investments are considered available-for-sale and are carried at fair value. The unrealized gains and losses related to these securities are included in accumulated other comprehensive income net of tax.

     Exploration stage company - The Company commenced operations and generated revenues through October 31, 1996. Subsequent to that date revenues ceased and the Company reverted to an exploration stage entity and engaged in the search for mineral reserves. Mineral reserves are part of a mineral deposit which could be economically and legally extracted or produced. Exploration activities consist of costs incurred primarily to exploit gold and other precious metals. These activities include rock, soil and sediment sampling, geological mapping, geochemical and geophysical data compilation, auger drilling and government permits maintenance. Historical expenditures are indicative of ongoing operations; however, ongoing operations have ceased due to lack of funding. Prospecting and exploration costs incurred in the search for new mining properties are charged to expense as incurred. Direct costs associated with the development of identified reserves are capitalized until the related geologic areas are either put into production, sold or abandoned. As of April 30, 2005 the Company had no capitalized direct costs associated with the development of identified resources and there were no geologic areas under production.

               GOLD STANDARD, INC. AND SUBSIDIARIES
                 (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


( 1 )     Summary of significant accounting policies

     Loss per share   Basic and diluted net loss per share is presented in
     conformity with Statements of Financial Accounting Standards No. 128
     "Earnings Per Share".   Basic loss per share of common stock is computed
     by dividing the net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is computed by dividing the net loss by the average number of common shares outstanding plus the dilutive effect of outstanding stock equivalents using the "treasury stock" method. The effects of the common stock equivalents (warrants) have not been included in the diluted loss per share for all periods presented as their effect would have been anti-dilutive.

     Comprehensive income - The Company applies Statement of Financial Accounting Standards No. 130 Reporting Comprehensive Income (SFAS No.
     130). Comprehensive income is defined as the change in equity of a business enterprise during a period from transactions and other events and circumstances from non owner sources. It includes all changes in equity during a period except those resulting from investments by owners and distributions to owners.

     Income taxes - Deferred income taxes are provided for temporary differences between the financial reporting and tax basis of assets and liabilities using enacted tax laws and rates for the years when the differences are expected to reverse.

     Foreign Currency Translation - The Company has an extensive inter-company relationship with the Brazilian Subsidiary which generates a high volume of inter-company transactions. The currency of the Brazilian Subsidiary is the U.S. Dollar.

     Stock based compensation - The Company accounts for stock-based compensation for employees and Board of directors under the intrinsic value method of accounting as defined by Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" and related interpretations. In addition, the Company applies the disclosure provisions of SFAS No. 123, "Accounting for Stock Based Compensation," as amended by SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure."

     At April 30, 2004, the Company granted 1,540,000 stock warrants to employees and board members. The warrants were granted at an exercise price equal to the fair market value of $.22 per share at the date of grant. Thus, in accordance with the intrinsic value method, no compensation expense has been recognized for these stock warrants.

               GOLD STANDARD, INC. AND SUBSIDIARIES
                 (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


( 1 )     Summary of significant accounting policies

     If compensation expense were based on the fair value of the warrant grants, in accordance with SFAS No. 123, the Company's net loss per share would have been the pro forma amounts indicated below:

                                                Six Months Ended April 30,
                                                    2005          2004
          Net loss
                    As reported                $ (85,717)    $(309,729)
                    Pro forma                    (85,717)     (519,849)

          Loss per share
                    As reported                $   (0.01)    $   (0.03)
                    Pro forma                      (0.01)        (0.05)

     For the purpose of the above table, the fair value of each stock warrant grant is estimated as of the date of the grant using the Black-Scholes option pricing method with the following weighted-average assumptions used for grants during fiscal 2004: a risk-free interest rate of approximately 3%; a dividend yield of 0%; a weighted-average expected life of 3.00 years; and a volatility factor of the expected market price of our common stock of 3.67. The weighted average fair value of options granted during fiscal 2004 was $.22.

     Stock warrant activity is summarized as follows:

                                                                Weighted
                                                                Average
                                                                Exercise
                                               Shares           Price

     Warrants outstanding, October 31, 2004   1,540,000           $ .22
     Granted                                          -               -
     Canceled or expired                              -               -
     Warrants outstanding, April 30, 2005     1,540,000           $ .22

     Effects of recent accounting pronouncements - In July 2002, the FASB issued SFAS No. 146, Accounting for Costs Associated with Exit or Disposal Activities. SFAS No. 146 requires that a liability for costs associated with an exit or disposal activity be recognized and measured initially at fair value only when the liability is incurred. SFAS 146 is effective for exit or disposals that are initiated after December 31, 2002. SFAS 146 has had no effect on the financial position, results of operations, or cash flows of the Company.

     In December 2002, the FASB issued SFAS No. 148, Accounting for Stock Based Compensation Transition and Disclosure that amends SFAS No. 123, Accounting for Stock-Based Compensation, to provide alternative methods of transition for a voluntary change to SFAS 123's fair value method of accounting for stock based employee compensation. SFAS 148 also amends the disclosure provisions of SFAS 123 and APB Opinion No. 28, Interim Financial Reporting, to require disclosure in the summary of significant accounting policies of the effects of an entity's accounting policy with respect to stock-based employee compensation on reported net income and earnings per share in annual and interim financial statements. The Statements amendment of the transition and annual disclosure requirements of SFAS 123 are effective for fiscal years ending after December 15, 2002. The interim disclosure provisions are effective for financial reports containing financial statements for interim periods beginning after December 15, 2002. SFAS 148 has had no effect on the results of operations or statements of financial position of the Company.

               GOLD STANDARD, INC. AND SUBSIDIARIES
                 (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



( 1 )     Summary of significant accounting policies

     In April 2003, the FASB issued SFAS No. 149, Amendment of Statement 133 on Derivative Instruments and Hedging Activities, which amends and clarifies accounting for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities under SFAS No. 133. The statement is effective (with certain exceptions) for contracts entered into or modified after June 30, 2003. The adoption of this Statement has had no effect on the financial position, results of operations, or cash flows of the Company.

     In May 2003, the FASB issued SFAS No. 150, Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity. It requires the issuer to clarify a financial instrument that is within its scope as a liability (or an asset in some circumstances). It is effective for financial instruments entered into or modified after May 31, 2003 and otherwise is effective at the beginning of the first interim period after June 15, 2003. The adoption of SFAS No. 150 on July 1, 2003 has had no effect on the financial position, results of operations, or cash flows of the Company.

     In November 2002, the FASB issued Financial Interpretation No. (FIN) 45, Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others. Amount other things, the Interpretation requires guarantors to recognize, at fair value, their obligations to stand ready to perform under certain guarantees. FIN 45 became effective for guarantees issued or modified on or after January 1, 2003 and had no effect on the financial position, results of operations, or cash flows of the Company.

     In January 2003, the FASB issued FIN 46, Consolidation of Variable Interest Entities. In general, a variable entity is a corporation, partnership, trust, or any other legal structure used for business purposes that either (a) does not have equity investors with voting rights nor (b) has equity investors that do not provide sufficient financial resources for the entity to support its activities. FIN 46 requires a variable interest entity's activity to be consolidated by a company if the company is subject to a majority of the risk of loss from the variable interest entity's activities or entitled to receive a
     majority of the entity's residual return or both.    The consolidation
     requirements of FIN 46 apply immediately to variable interest entities created after January 31, 2003. The consolidation requirements apply to transactions entered into prior to February 1, 2003 in the first fiscal year or interim period beginning after June 15, 2003, which was subsequently delayed until the fourth quarter of 2003. Certain of the disclosure requirements apply in all financial statements issued after January 31, 2003, regardless of when the variable interest entity was established. The adoption of the interpretation did not have any impact on the Company's financial statements.

     In November 2002, the EITF reached a consensus on issue No. 00-21, Revenue Arrangements with Multiple Deliverables. EITF Issue No. 00-21 provides guidance on how to account for arrangements that involve the delivery or performance of multiple products, services and/or rights to use assets. The provisions of the EITF Issue No. 00-21 will apply to revenue arrangements entered into fiscal periods beginning after June 15, 2003. The adoption of EITF Issue No. 00-21 will have no effect on the Company's financial position, results of operations, or cash flows.

               GOLD STANDARD, INC. AND SUBSIDIARIES
                 (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


 ( 2 )    Realization of assets

     The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred operating losses since inception of $13,406,659. The Company has no revenues and no foreseeable future revenues. At April 30, 2005, the Company has cash available to fund operations of $14,610. The Company has no lines of credit available to fund operations. The Company cannot continue with operations in the foreseeable future unless it raises additional working capital.

     In December, 2004, the Company curtailed mining exploration activities in Brazil due to the lack of funds. This situation and the matters discussed in the previous paragraph raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amount and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

     The Company's ability to continue as a going concern is dependent upon its ability to generate sufficient cash flows to meet its obligations on a timely basis. The Company is attempting to raise additional funds, but it has been unsuccessful to date. No assurance can be given that the Company will be able to obtain such financing on terms favorable to the Company or at all. Any sale of additional common stock or convertible equity or debt securities would result in additional dilution to the Company's shareholders. Should the Company fail to obtain financing then they will be required to cease operations.


 ( 3 )    Available for sale securities

     The aggregate fair market value, cost basis and unrealized holding loss of the Company's investment in available for sale securities at April 30, 2005 are as follows:

     Available for sale securities                           $16,683
     Cost basis                                               25,025
                                                             -------
     Unrealized holding loss included
      In other comprehensive income                          $ 8,342
                                                             =======

               GOLD STANDARD, INC. AND SUBSIDIARIES
                 (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


( 4 )     Property and equipment

     Property and equipment at April 30, 2005 is as follows:

     Cost
          Furniture and equipment                      $     99,721
          Transportation equipment                           81,912
          Leasehold improvements                              3,201
                                                       ------------
               Total cost                                   184,834
          Accumulated depreciation and amortization         173,910
                                                       ------------
          Net property and equipment                   $     10,924
                                                       ============

 ( 5 )    Related party transactions

     The Company has funded the majority of the operations of its subsidiaries Gold Standard South, Gold Standard Minas, and Tormin S.A. with unsecured non-interest bearing long-term cash advances. As of April 30, 2005, the Company had receivables from these companies of $513,936, $3,170,023 and $270,360, respectively. All intercompany transactions have been eliminated in consolidation.


( 6) Income taxes

     The Company has significant net operating loss and net capital loss carry-forwards which give rise to a deferred tax asset. Because the Company has no assurance that the tax benefit from the net operating loss and net capital loss will ever be realized, a valuation allowance
     has been provided equal to the deferred tax asset.     There are no other
     timing differences which arise from recognizing income and expense in different periods for financial and tax reporting purposes.

     The Company's gross deferred tax asset attributable to the net operating loss and net capital loss carryforwards and the associated valuation allowance is summarized as follows:
                                                  April 30, 2005
                                                  --------------
     Deferred income taxes
          Net operating loss carryforward         $   1,688,006
          Deferred tax valuation allowance        $  (1,688,006)
                                                  -------------
          Net deferred tax asset                  $           -

     Net decreases in the valuation allowance totaled $125,727 and $427,441 for the quarters ended April 30, 2005 and 2004 respectively.

     The Company has Federal net operating losses of $4,691,000 which expire in the years 2005 through 2024. State net operating losses total $1,860,000 and expire in the years 2013 through 2019.

               GOLD STANDARD, INC. AND SUBSIDIARIES
                 (AN EXPLORATION STAGE COMPANY)
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS



( 8 )     Cash flow disclosures

     The following is a summary of supplemental cash flow information:

     Cash paid:
          Interest expense, net of amount capitalized            $      -
                                                                 ========
          Income taxes                                           $    100
                                                                 ========
( 9) Segment information

     The Company applies Statement of Financial Accounting Standards No. 131, Disclosures about Segments of an Enterprise and Related Information (SFAS No. 131). This standard establishes standards for reporting information about operating segments in annual financial statements, selected information about operating segments in interim financial reports and disclosures about products and services, geographic areas and major customers. This standard requires the Company to report financial information on the basis that is used internally for evaluating segment performance and deciding how to allocate resources to segments.

     The Company's only activity and, therefore, dominant business segment, is gold exploration and development.

     The Company has had no revenues during the periods ended April 30, 2005 or 2004. The following table presents property and equipment, net of accumulated depreciation and amortization, based upon the location of the asset as of April 30, 2005:


     United States                                $    560
     South America                                  10,364
                                                  --------
                                                  $ 10,924
                                                  ========

  CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                DISCLOSURE
                                ----------

     Effective, January 22, 2003, the principals of Foote, Passey,
Griffin & Co., LC, the independent accounting firm that had historically audited Gold Standard's financial statements, transferred that firm's attest services to, and became owners in, the independent accounting firm of Mayer Hoffman McCann P.C. On March 17, 2003, we engaged the independent accounting firm of Mayer Hoffman McCann P.C. to perform attest services for us for the fiscal 2003 year, which ended on October 31, 2003. See our Current Report on Form 8-K dated March 17, 2003, which was filed with the Securities and Exchange Commission on March 18, 2003, and which is incorporated herein by reference.

                           AVAILABLE INFORMATION
                           ---------------------

     We file periodic reports with the Securities and Exchange Commission. You may inspect and copy these documents at the Public Reference Room of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for additional information. Our Securities and Exchange Commission filings are also available on its web site: http://www.sec.gov.

     We have filed a registration statement with the Securities and Exchange Commission on Form SB-2, under the Securities Act, with respect to the securities described in this prospectus. This prospectus is filed as part of the registration statement. It does not contain all of the information set forth in the registration statement and the exhibits and schedules filed with it. For further information about us and the common stock described by this prospectus, we refer you to the registration statement and to the exhibits and schedules filed with it. You may inspect or copy these documents at the Public Reference Branch or on the Securities and Exchange Commission's web site.

                                       37

------------------------------------------------------------------------------
------------------------------------------------------------------------------

                                 PART II
                  INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors And Officers.
          ------------------------------------------

     Section 16-10a-902(1) of the Utah Revised Business Corporation Act authorizes a Utah corporation to indemnify any director against liability incurred in any proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

     Section 16-10a-902(4) prohibits a Utah corporation from indemnifying a director in a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in a proceeding in which the director was adjudged liable on the basis that he or she improperly received a personal benefit. Otherwise, Section 16-10a-902(5) allows indemnification for reasonable expenses incurred in connection with a proceeding by or in the right of a corporation.

     Unless limited by the Articles of Incorporation, Section 16-10a-905 authorizes a director to apply for indemnification to the court conducting the proceeding or another court of competent jurisdiction. Section 16-10a-907(1) extends this right to officers of a corporation as well.

     Unless limited by the Articles of Incorporation, Section 16-10a-903 requires that a corporation indemnify a director who was successful, on the merits or otherwise, in defending any proceeding to which he or she was a party against reasonable expenses incurred in connection therewith. Section 16-10a-907(1) extends this protection to officers of a corporation as well.

     Pursuant to Section 16-10a-904(1), the corporation may advance a director's expenses incurred in defending any proceeding upon receipt of an undertaking and a written affirmation of his or her good faith belief that he or she has met the standard of conduct specified in Section 16-10a-902. Unless limited by the Articles of Incorporation, Section 16-10a-907(2) extends this protection to officers, employees, fiduciaries and agents of a corporation as well.

     Regardless of whether a director, officer, employee, fiduciary or agent has the right to indemnity under the Utah Revised Business Corporation Act,
Section 16-10a-908 allows the corporation to purchase and maintain insurance on his or her behalf against liability resulting from his or her corporate role.

Item 25.  Other Expenses of Issuance And Distribution.
          --------------------------------------------

     The following table sets forth the expenses which we expect to incur in connection with the registration of the shares of common stock being registered by this registration statement. All of these expenses, except for the Commission registration fee, are estimated:

  Securities and Exchange Commission registration fee........$    83.65
  Legal fees and expenses....................................$10,000.00
  Accounting fees............................................$ 3,500.00
  Printing and engraving expenses............................$ 1,000.00
  Transfer agent fees........................................$   500.00
  Miscellaneous..............................................$   500.00

       Total.................................................$15,583.65

  Item 26.  Recent Sales of Unregistered Securities.
            ----------------------------------------

     We have sold the following restricted shares of common stock during the past three calendar years:

     Common Stock.
     -------------

          Name                Number of Shares        Date     Consideration
          ----                ----------------        ----     -------------

FCMI Financial Corporation    1,100,000               12/22/03 $250,000

     Securities Authorized for Issuance under Equity Compensation Plans.
     -------------------------------------------------------------------

     The following table summarizes the Company's outstanding common stock warrants:

     Warrants.
     ---------

          Name                Number of Warrants        Date     Consideration
          ----                ------------------        ----     -------------

Bret C. Decker                160,000                   01/30/04 Grant

Nilton D. Franke              320,000                   01/30/04 Grant

Scott L. Smith                800,000                   01/30/04 Grant

Gerald L. Sneddon             160,000                   01/30/04 Grant
Marlon U. Stones              100,000                   01/30/04 Grant

Item 27.  Exhibits
          --------

     The following exhibits are filed as a part of this Registration
Statement:

Exhibit
Number      Description
------      ------------

 5    Opinion of Branden T. Burningham, Esq. regarding legality*

10    Stock Purchase Agreement with FCMI Financial Corporation*

23.1  Consent of Branden T. Burningham, Esq.*

23.2  Consent of Mayer Hoffman McCann, P.C.

      * Incorporated by reference from the initial registration statement filed on April 30, 2004.

Item 28.  Undertakings
          ------------

     Gold Standard hereby undertakes:

     (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

            (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

            (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the Calculation of Registration Fee table in the effective registration statement; and

            (iii) include any additional or changed material information on the plan of distribution.

     (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

     (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, executive officers and controlling persons the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission that indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. If a claim for indemnification against these liabilities, other than our payment of expenses incurred or paid by any of our directors, executive officers or controlling persons in the successful defense of any action, suit or proceeding, is asserted by the director, executive officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

                            SIGNATURES
                            ----------

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Salt Lake, State of Utah, on August 17, 2005.

                                             GOLD STANDARD, INC.

Date: 8/17/05                                By  /s/ Scott L. Smith
      -------                                   ------------------------
                                                Scott L. Smith, President

     In accordance with the requirements of the Securities Act OF 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Date: 8/17/05                                 /s/ Scott L. Smith
      -------                                ---------------------------
                                             Scott L. Smith, President,
                                             Treasurer and Chairman of the
                                             Board


Date: 8/17/05                                 /s/ Bret C. Decker
      -------                                --------------------------
                                             Bret C. Decker, Secretary,
                                             Director

Date: 8/17/05                                 /s/ Marlon U. Stones
      -------                                --------------------------
                                             Marlon U. Stones
                                             Director